Exhibit 10.79

Beal Bank, S.S.B.	Date: September 8, 2003
6000 Legacy Drive
4th Floor
Plano, Texas 75024
(469) 467-5000

NewCorp Resources Electric Cooperative, Inc.

500 West Wall, Suite 400

Midland, Texas 79701

Fax: (915) 684-0333

Re:       NewCorp Resources Electric Cooperative, Inc.

Ladies and Gentlemen:

Beal Bank, S.S.B. (the “Beal”) is pleased to advise NewCorp Resources Electric Cooperative, Inc. (“Borrower”) that in accordance with your request, Beal hereby commits to lend Borrower up to Thirty One Million Five Hundred Thousand Dollars ($31,500,000.00) in the form of a multiple advance term loan (the “Loan”) subject to the terms and provisions of this letter and the Term Sheet attached hereto as Exhibit “A” (the “Term Sheet” and together with this letter, the “Commitment Letter”).

As consideration for Beal’s commitment hereunder, you agree to pay to Beal the fees set forth in the Term Sheet which are nonrefundable except as set forth therein.  You agree to indemnify and hold harmless Beal and its affiliates and their respective officers, directors, employees, advisors, and agents (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Loan, the use of the proceeds thereof, any loan broker or finder engaged or allegedly engaged by the Borrower making claims in respect of the Loan or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct, unlawful conduct or gross negligence of such indemnified person.  YOU AGREE THAT THE INDEMNITY CONTAINED IN THE PRECEDING SENTENCE EXTENDS TO AND IS INTENDED TO COVER LOSSES AND RELATED EXPENSES ARISING OUT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY INDEMNIFIED PERSON.  You also agree to reimburse Beal and its affiliates on demand for all reasonable out-of-pocket expenses (including reasonable due diligence expenses, environmental engineer and appraisal fees and expenses of Appraisal Economics, Inc. and Stone & Webster Management Consultants, Inc., travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with this Commitment Letter, the Loan and any related documentation (including the definitive financing documentation) or the administration, amendment, modification or waiver thereof.  No indemnified person shall be liable for any damages arising from the use by others of information or other materials obtained through the unauthorized use of electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with the Loan.  Beal has no liability or obligation of any kind to pay any broker’s fee, finder’s fee or other fee relating to the Loan which is charged by a broker, finder or third party engaged or allegedly engaged by the Borrower.

This Commitment Letter shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

This Commitment Letter, when executed, shall be binding upon and inure to the benefit of only the parties hereto and their respective successors and assigns, provided that you may not assign or transfer any of your rights or obligations hereunder except as provided for in the Terms Sheet or, in any other case, without the prior written consent of Beal, which consent may be granted or withheld as Beal may determine in its sole discretion.  Any assignment in violation of the foregoing shall be null and void.  All conditions in this Commitment Letter are express conditions and the failure to satisfy any one of the conditions set forth herein shall release Beal from its commitment to extend the Loan hereunder.

In the event each of the conditions to Beal’s obligation to fund an advance under the Loan is satisfied and the Borrower performs each of the Borrower’s obligations described in this Commitment Letter and Beal thereafter fails or refuses to make the required advance, (a) Beal will return to the Borrower the Commitment Fee and Aggregate Expense Deposit described in the Term Sheet and paid by the Borrower to Beal; (b) the Borrower shall be entitled to recover up to, but not in excess of, an amount equal to the Borrower’s actual out-of-pocket expenses incurred in connection with the negotiation and documentation of the Application for Loan referenced below, this Commitment Letter, the proposed Loan and the transactions contemplated hereunder (including, without limitation, costs incurred for consultants and reasonable attorney fees and expenses of Griggs & Adler, P.C. and Milbank, Tweed, Hadley & McCloy LLP), as the Borrower’s sole and exclusive remedy for such a failure or refusal, the Borrower hereby waiving all other remedies and relief; and (c) any and all indemnity obligations of the Borrower in favor of Beal under this Commitment Letter shall terminate and the Borrower shall have no further obligations to Beal.

Any provision of this Commitment Letter held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Commitment Letter and the effect thereof shall be confined to the provisions held to be invalid or unenforceable.

THIS COMMITMENT LETTER, WHEN EXECUTED, SHALL CONSTITUTE THE FINAL ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SHALL SUPERSEDE AND REPLACE ANY OTHER PREVIOUS COMMITMENTS OR AGREEMENTS RELATING TO THE SUBJECT MATTER HEREOF, WHETHER WRITTEN OR ORAL (INCLUDING, WITHOUT LIMITATION, THAT CERTAIN APPLICATION FOR LOAN DATED JUNE 23, 2003 BUT EXCLUDING HOWEVER, THAT CERTAIN LETTER FROM JACOB CHERNER OF CSG INVESTMENTS, INC. DATE DECEMBER 11, 2002 RELATING TO THE NONDISCLOSURE OF NONPUBLIC CONFIDENTIAL INFORMATION) AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  OTHER THAN THE CONFIDENTIALITY LETTER REFERRED TO IN THE FOREGOING SENTENCE, THERE ARE NO WRITTEN OR ORAL COMMITMENTS OR OTHER AGREEMENTS BETWEEN BEAL AND THE BORROWER.

This Commitment Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of manually executed counterpart hereof.

2

The compensation, reimbursement and indemnification provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Beal’s commitment hereunder.

The offer by Beal of the commitment hereunder shall expire on 5:00 p.m. (Dallas, Texas Time), on September 9, 2003, unless this Commitment Letter is signed by the Borrower and returned to Beal prior to such date and time along with any requested Additional Expense Deposit and the Initial Commitment Fee Installment (each as defined in the Term Sheet).  Once accepted by the Borrower, the commitment of Beal to make the Loan will expire and be of no further force and effect at 5:00 p.m. (Dallas, Texas time) on December 31, 2003, (the “Initial Termination Date”) if the Initial Closing Date (as defined in the Term Sheet) does not occur by such date and time.  If the Initial Advance is made on or before the Initial Termination Date, the commitment of Beal to make the Additional Advance described in the Term Sheet will expire and be of no further force and effect at 5:00 p.m. (Dallas, Texas time) on the 364 Maturity Date (as defined in the Term Sheet) if the Second Closing Date (as defined in the Term Sheet) does not occur by such date (the 364 Maturity Date herein also sometimes referred to as the “Second Termination Date”).  The provisions of this Commitment Letter may be waived prior to the closing of the transactions contemplated hereby only by written agreement signed by the parties hereto.

If you accept the terms and conditions set forth in this Commitment Letter, please execute a copy of this Commitment Letter in the space below and return a copy to us along with the payments required by the Term Sheet at your earliest convenience and in any event prior to the expiration of our offer set forth above.

Very truly yours,

BEAL BANK, S.S.B.

		By:	/s/ William T. Saurenmann
William T. Saurenmann, Senior Vice President

ACCEPTED AND AGREED TO
as of the date first above written.

NEWCORP RESOURCES ELECTRIC
COOPERATIVE, INC.

By:	/s/ Lee D. Atkins
Name:	Lee D. Atkins
Title:	SVP/CFO

3

Exhibit “A”
to
Commitment Letter
Dated
8 September 2003
between
NewCorp Resources Electric Cooperative, Inc.
and
Beal Bank, S.S.B.

TERM SHEET

BANK:	Beal Bank, S.S.B.

BORROWER:	NewCorp Resources Electric Cooperative, Inc. (“Borrower”)
500 West Wall, Suite 400
Midland, Texas 79701
Telephone: (915) 684-0305
Fax: (915) 684-0333
TAX ID/SS#: 91-1860218

LOAN AMOUNT:	The Loan Amount shall be $31,500,000.

ADVANCES:	The Loan shall be advanced as follows:

(a)           If the Conditions to the Initial Advance (as set forth below) have been satisfied, an amount to be determined by the Borrower (but not to exceed $15,000,000) shall be advanced on the initial closing date (the “Initial Closing Date” and the actual amount advanced on the Initial Closing Date, herein the “Initial Advance”) and

(b)           If the Conditions to the Additional Advance (as set forth below) have been satisfied, the remaining portion of the Loan (i.e., the difference between the Loan Amount and the Initial Advance, which difference is herein referred to as the “Additional Advance”) will be advanced to the Borrower at the Borrower’s request (the date when the Additional Advance is made is herein the “Second Closing Date”).

Once amounts are repaid under the Loan, they may not be re-borrowed.

COMMITMENT FEE:

A Commitment Fee of 2.0% of the Loan Amount ($630,000) will be earned upon written acceptance of this Commitment Letter by the Borrower.  The Commitment Fee shall be payable as follows: (a) $315,000 at the time of written acceptance of this Commitment Letter by the Borrower (the “Initial Installment”); (b) an amount equal to 1.0% of Initial Advance on the Initial Closing Date (the “Second Installment”); and (c) the remaining amount of the Commitment Fee on the Second Closing Date (the “Third Installment”).

The Borrower acknowledges that, so long as Beal performs in substantial compliance with the terms of this Commitment Letter and is prepared to close and fund the Initial Advance under the Loan on the terms of this Commitment Letter on or before the Initial Termination Date or if there is a material misrepresentation by the Borrower, then the entire Initial Installment and Second Installment will have been earned and the Second Installment (in a deemed amount equal to $150,000) will be due and payable, whether or not the Borrower consummates the transaction as contemplated.  The Borrower also acknowledges that, so long as Beal performs in substantial compliance with the terms of this Commitment Letter and is prepared to close and fund the Additional Advance on the terms of this Commitment Letter on or before the Second Termination Date or if there is a material misrepresentation by the Borrower, then the entire Commitment Fee will have been earned and the Third Installment will be due and payable, whether or not the Borrower consummates the transaction as contemplated.  Notwithstanding the foregoing, however, if Beal decides not to make the Additional Advance: (i) because any regulatory agency governing the Borrower (including but not limited to the Federal Energy Regulatory Commission, herein “FERC”) is required to but does not approve the Loan or the other transactions contemplated hereby; (ii) because any regulatory agency governing the Borrower (including but not limited to the Public Utility Commission of Texas (“PUCT”)) prohibits the consummation of the transactions contemplated hereby or rules or takes action that could have an adverse impact on the transactions contemplated hereby or the Collateral (as defined below); (iii) because the Borrower is unable to obtain the agreement of National Rural Utilities Cooperative Finance Corporation (“CFC”) to the terms of the Consent and Agreement described below or (iv) because the Borrower is unable to obtain a transmission Interconnection Agreement (referred to below) with Southwest Power Pool (“SPP”) or Southwestern Public Service Company doing business as Xcel Energy Corp. and herein “SWPSC”), as appropriate, on terms acceptable to Beal; then in each of these cases, Beal will return the Unearned Commitment Fee previously paid (with all other amounts of the Initial Installment and the Second Installment previously paid being retained by Beal as consideration for issuing the Commitment Letter and making the Initial Advance) and the Borrower will not be obligated to pay the Third Installment otherwise due.  The term “Unearned Commitment Fee” means an amount equal to the sum of: (i) $505,000 (the full Commitment Fee minus $125,000); minus (ii) an amount equal to 2% of the Initial Advance; minus (iii) the Third Installment.  Neither Cap Rock Energy Corporation (“CRE”) nor the Borrower is making any assurances that CFC’s consent to CRE’s grant of liens to Beal and the Consent and Agreement described below will be obtainable or ultimately obtained.  CRE and the Borrower shall, however, use reasonable efforts to seek and obtain such Consent and Agreement.

EXPENSE DEPOSIT:

Borrower has delivered to Beal an expense deposit of $50,000 (the “Initial Expense Deposit”).  Borrower agrees to deliver from time to time such additional deposits as may be necessary to cover Beal’s reasonable expenses incurred in connection with this Commitment Letter or the transactions contemplated hereby in excess of the Initial Expense Deposit (the “Additional Expense Deposit”, together with the Initial Expense Deposit, the “Aggregate Expense Deposit”).  The Aggregate Expense Deposit will be used only to reimburse Beal for third-party out of pocket expenses incurred by Beal in conjunction with the evaluation, due diligence, documentation and closing regarding this Loan.  Any amounts not used will be returned to the Borrower or applied to the unpaid Commitment Fee, as applicable.

LOAN TERM:

The Initial Advance shall be due and payable in full on the date 364 days from the date of the Initial Closing Date (such date, the “ 364 Maturity Date” and the period from the Initial Closing Date to the 364 Maturity Date, herein the “364 Day Period”); provided, however, that if the Additional Advance is made, the final maturity of the Loan (including the Initial Advance) shall be fifteen (15) years from the Second Closing Date (the final maturity of the Loan after the Additional Advance is made, herein the “Extended Maturity Date”)

AMORTIZATION:

No amortization during the 364 Day Period.  If the Additional Advance is made, the Loan (including the portion thereof attributable to the Initial Advance) shall amortize monthly beginning the first month after the Second Closing Date, based on a fifteen (15) year amortization.

INTEREST RATE PRIOR TO VARIABLE RATE TARIFF:

Prior to the Variable Rate Tariff Date (as defined below in the Transmission Service Agreement section of this Term Sheet) and at any time when FERC has modified any tariff applicable to Borrower in a manner that could reasonably be expected to have, as reasonably determined by Beal, a Material Adverse Effect (as defined below), the Loan shall accrue interest at a per annum rate equal at all times to the greater of (i) 10.75% or (ii) 7% plus a floating rate equal to the one month London interbank offered rate for dollar deposits (LIBOR) as determined on the first business day of each month and as published in the Money Rate section of the Wall Street Journal (Southwestern Edition) or as published pursuant to any other nationally recognized rate quoting service (the “LIBOR Rate”); provided that the aggregate amount of all interest, fees, payments, and other charges contracted for, charged, or received in connection with the Loan that constitute interest under applicable law shall not exceed the maximum rate permitted by applicable law.  For purposes of this Commitment Letter, the term “Material Adverse Effect” shall mean a material adverse effect on: (a) the business, assets, operations, performance or condition (financial or otherwise) of the Borrower or CRE, (b) the ability of the Borrower or CRE to perform any of its obligations under any Transaction Document (as defined below) or (c) the rights of or benefits available to Beal under any of the Transaction Documents.

INTEREST RATE AFTER VARIABLE RATE TARIFF:

On the Variable Rate Tariff Date and at all times thereafter as long as FERC has not modified the tariff then applicable to Borrower in a manner that could reasonably be expected to have, as reasonably determined by Beal, a Material Adverse Effect, the Loan shall accrue interest at a per annum rate equal at all times to the greater of (i) 9.75% or (ii) 6% plus the LIBOR Rate; provided that the aggregate amount of all interest, fees, payments, and other charges contracted for, charged, or received in connection with the Loan that constitute interest under applicable law shall not exceed the maximum rate permitted by applicable law.

RATE CALCULATION:

Interest shall be calculated on the basis of a year of 360 days and the actual number of days elapsed (including the first day and excluding the last) occurring in the period for which such interest is payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

DEFAULT INTEREST RATE:	Five percent (5%) plus the rate otherwise in effect. The default rate shall apply only to the amount of any past due payments.

REPAYMENT TERMS:

Interest payable monthly beginning the first day of the first month after the Initial Closing Date through and including: (i) if the Additional Advance is not made, the 364 Maturity Date and (ii) if the Additional Advance is made, the Extended Maturity Date.  No principal will be payable during the 364 Day Period.  If the Additional Advance is not made, the principal amount of the Loan will be due and payable on the 364 Maturity Date.  If the Additional Advance is made, the principal amount of the Loan will be payable monthly beginning the first day of the first month after the Second Closing Date and all outstanding principal shall be due and payable on the Extended Maturity Date.

PREPAYMENT:

Prepayment will not be allowed during the 364-Day Period.  If the Additional Advance is made, prepayment will not be allowed during the initial twenty-four (24) months immediately following the Initial Closing Date and prepayments thereafter will be allowed with a 1% fee during months twenty-five (25) through forty-eight (48) following the Initial Closing Date.  Prepayment (whether in whole or in part) after month forty-eight (48) following the Initial Closing Date will be allowed at par.

ASSIGNMENT BY BORROWER:

The Borrower shall have the right to assign its rights and obligations under the Loan to a third party that is reasonably acceptable to Beal and acceptable and approved by FERC as long as: (i) no default then exists, and (ii) such third party shall acquire the assets of the Borrower and shall assume the obligations of the Borrower pursuant to such documentation as Beal may reasonably require and pursuant to a transaction approved by Beal and, to the extent such approvals are legally required, any applicable regulatory authorities.  Beal’s decision whether to approve of a transaction under this paragraph will be made in its judgment, in good faith and based on such factors which, in its judgment, supports such decision.  Beal’s approval regarding any such transaction will not be unreasonably withheld or delayed.

COLLATERAL:	As of the Second Closing Date, the Loan is to be secured by the following (the property described below, herein the “Collateral”):

(a)           a perfected first priority lien in all assets of the Borrower (other than the Excluded Assets described below), including without limitation, all of the Borrower’s right, title and interest in and to the following:

(i)            the 305 mile Electric Transmission System (“System”), including sixteen electric substations with all related real and personal property including, without limitation, easements, electric lines and facilities;

(ii) the revenues, cash, accounts and accounts receivable of the Borrower;

(iii)          all deposit, commodity and investment accounts of the Borrower, including without limitation, the Collection Account described below in this section and the accounts holding the reserve funds described below in clause (i) of the Conditions to Additional Advance section of this Term Sheet;

(iv) all general intangibles, including, without limitation or in addition, the

Transmission Service Agreement (as defined below), the O&M Agreement (as defined below) and the other material contracts to which the Borrower is a party in connection with the System, including without limitation contracts to purchase electricity, hedging agreements, insurance and permits, easements, rights of way, licenses and governmental approvals related to the System or the Borrower; and

(v) the purchase agreement between the Borrower and CRE and all assets of the Borrower acquired under the terms thereof (the “Purchase Agreement”); and

(b)           a perfected first priority lien in all of CRE’s right, title and interest in the Borrower, including without limitation, all right, title and interest in CRE’s membership interest in the Borrower, the right of CRE to select the board of directors of the Borrower and all other rights arising in its capacity as a member of Borrower (the Collateral described in this clause (b), herein the “Membership Rights”).  Without limitation of Beal’s rights as set forth in the Loan Documents to require Borrower and CRE to obtain Beal’s consent to matters as to which the owner of the Membership Rights has the right of approval, Beal shall have no right to exercise any Membership Rights prior to the occurrence of an Event of Default (as such term is defined on Schedule 1 hereto).  The Borrower will agree that upon the occurrence of an Event of Default and Beal’s request, the Borrower will cancel the membership interest of CRE and issue a membership interest to Beal or to another third party approved by Beal who is authorized to be a member of Borrower.

Control of Cash.  On or prior to the Second Closing Date, the Borrower shall be required to establish with a third party escrow agent or trustee selected by the Borrower and acceptable to Beal (the “Disbursement Agent”) an escrow or trust account into which payments under the Transmission Service Agreement and all other payments on accounts receivable (except as noted below) will be deposited (the “Collection Account”).  The Collection Account will be Collateral, Beal will have control over the Collection Account and the Borrower shall not have any right to make withdrawals therefrom.  However, the Disbursement Agent shall be pre-authorized to make disbursements therefrom on a monthly basis: (i) to pay the amounts owed under the terms of the O&M Agreement (as defined below) in accordance with a budget therefor pre-approved by Beal (the “O&M Budget”); (ii) to pay the obligations under the Loan; and (iii) to make the distributions and deposits to the reserve accounts and/or other accounts described below in clause (i) of the Conditions to Additional Advance section of this Term Sheet.  Any amounts on deposit in bank accounts immediately prior to the Second Closing Date shall not be required to be deposited into the Collection Account but may be used by the Borrower in the ordinary course of business for general corporate purposes (including distributions to its members).  The O&M Budget for the calendar year ending prior to the Second Closing Date will be prepared by the Borrower and delivered to Beal prior to the Second Closing Date.  Prior to each December 31 of each year after the Second Closing Date, the Borrower will deliver an O&M Budget for the next calendar year to Beal for approval.

Substitute Collateral.  In lieu of the foregoing Collateral, Beal agrees that the Borrower (or any assignee of the Borrower permitted by the assignment provisions set forth above) shall have the right to provide substitute collateral in the form of cash or cash equivalents which must be in an amount and of a type satisfactory to Beal in its sole discretion and must be held at Beal or other institution satisfactory to Beal in its sole discretion.

Sale of Membership Rights.  CRE is considering the sale of its Membership Rights.  Beal will agree to consider consenting to the sale at CRE’s request.  Beal’s decision whether to consent to the sale will be made in its judgment, in good faith and based on such factors which, in its judgment, supports such decision.  Beal’s consent to any such sale will not be unreasonably withheld or delayed but in any case, Beal will retain a first priority security interest in the ownership interest (in whatever form) of the Borrower.

Inspection and Appraisal.  The System and other Collateral will be inspected and approved by Beal in its sole discretion.  Beal has obtained an appraisal of the System from Appraisal Economics, Inc. dated as of January 31, 2003 reflecting a fair market value of $38,000,000 for the System.

Excluded Property.  The Collateral for the Loan shall not include the following assets or subsidiaries of the Borrower which are to be sold prior to the Second Closing Date and do not relate to the System:

(1) ERCOT Power Supply (transmission services for McCulloch and Hunt-Collin);

(2) New West Resources (Hdq Bldg, Map Resources, United Fuels Loan Agreements and stock);

(3) Cap Star Resources (customer hook ups);

(4) Cap Rock Utility Services (Farmersville Contract);

(5)           Certain interests in limited partnerships, corporations or other entities to be identified by the Borrower that are not necessary for the operation of the System and do not relate to the System, subject to Beal’s approval thereof not to be unreasonably withheld; and

(6)           Amounts on deposit in Account Number 80966837 held at Western National Bank in Midland, Texas and any cash or other funds released to the Borrower from Metropolitan Life Insurance Company on the Initial Closing Date.

CONSENT AND AGREEMENT:

CRE, the Borrower, Beal and CFC will have executed a Consent and Agreement on or prior to the Second Closing Date on terms which shall be mutually agreed to by all parties thereto.  The Consent and Agreement shall provide for, among other things, the following:

(a) the waiver of any existing defaults under the documentation between CFC and CRE and a release of CFC’s liens in the assets sold to the Borrower under the Purchase Agreement;
(b) a consent to the grant by CRE to Beal of a lien on the Membership Rights to secure the Loan and a release of CFC’s liens therein; and
(c) an agreement that the amounts paid by CRE under the Transmission Service Agreement shall constitute operating costs and an administrative expense in any bankruptcy or insolvency proceeding of CRE.

USE OF PROCEEDS:

The proceeds of the Initial Advance will be used to repay outstanding debt obligations of the Borrower owing to Metropolitan Life Insurance Company in connection with construction of the System.  Proceeds of the Additional Advance will be used: (i) for the payment of transaction costs and related loan closing costs; (ii) to finance the purchase price payable by the Borrower under the Purchase Agreement (which purchase price will not exceed the depreciated original cost of the assets so acquired); (iii) to fully fund the Maintenance Reserve Fund and the Working Capital Reserve Fund (as such terms are defined below in clause (i) of the Conditions to Additional Advance section of this Term Sheet); (iv) repay outstanding debt obligations of the Borrower owing to Cap Rock Cooperative Finance Corp. (the “CRCFC”), and (v) other general corporate purposes consistent with applicable law and regulations.  CRCFC will use the proceeds from the debt repayment described above to repay amounts owed to CFC.  CRE will use the proceeds received under the Purchase Agreement to repay amounts owed to CFC.

TRANSMISSION SERVICE AGREEMENT:

On or prior to the Second Closing Date, CRE shall have agreed to purchase electric transmission service from the Borrower pursuant to a Network Integration Transmission Service Agreement (“NITSA”) that is consistent with Borrower’s Open Access Transmission Tariff (“OATT”).  On or prior to the Second Closing Date, FERC shall have approved (or accepted for filing) the termination of service (but not of the WP Tariff) to CRE under Borrower’s WP Tariff.  Subject to the agreement of the Borrower and Beal (which agreement by Beal will not be unreasonably withheld or delayed) that the necessary FERC application is unlikely to be protested, the Borrower shall have the right to seek to convert the OATT Tariff to a variable rate tariff on terms that have been proposed by the Borrower and consented to by Beal (such consent not to be unreasonably withheld or delayed) and that is otherwise based upon a debt coverage ratio sufficient to produce at least 1.2 times the debt service obligations of the Borrower and that takes into account the Borrower’s obligations under the O&M Agreement (as defined below) and its other operation and maintenance obligations.  The first date when each of the following shall have occurred shall be the “Variable Rate Tariff Date”: (i) FERC has approved or accepted for filing (without suspension and without the rates being made subject to refund) a variable rate tariff of the type described in the foregoing sentence for the OATT Tariff and (ii) a Transmission Service Agreement between CRE and the Borrower (and comparable service agreements between Borrower and each of its other transmission customers, if any) shall exist that by its terms provides the right for Borrower to implement the variable rate tariff upon FERC approval.  The term “Transmission Service Agreement” as used herein at any time shall mean the NITSA or any other transmission service agreement described in this section then in effect between the Borrower and CRE.

O&M AGREEMENT:

On or prior to the Second Closing Date, the Borrower and CRE will have executed an Operation, Maintenance and Administrative Services Agreement (the “O&M Agreement”) pursuant to which the Borrower has agreed to pay CRE for performing certain facility studies, operation, maintenance and facility upgrade and replacement services on terms which shall be mutually agreed to by Beal and the Borrower; it being understood that the Borrower shall also have the right to retain other qualified contractors from time to time to perform certain of the foregoing services (subject to the approval of Beal not to be unreasonably withheld or delayed where the costs of services exceed $250,000).  The O&M Agreement, along with any other required agreements, shall obligate qualified entities, which may include where appropriate SWPSC or CRE, to provide all facilities studies, operation, maintenance and upgrades and replacements to the System and any other necessary transmission-related services not otherwise provided by SWPSC or other qualified entity, in accordance with prudent utility practice and as needed for Borrower to: (i) comply with the terms of the Transmission Service Agreement, the OATT Tariff, and the operating agreement between CRE and Borrower under the OATT Tariff and (ii) provide all transmission services not provided by SWPSC or other qualified entity that Borrower is obligated to provide to any other of its transmission customers.  In the O&M Agreement, CRE shall agree to waive collection of any charges thereunder, or portions thereof, that the FERC determines the Borrower cannot allocate to its transmission customers.

The O&M Agreement will include provisions that allocate to CRE the liability for the cost of repair or replacement of wires, poles and related System assets to the extent that funds from amounts available in the Maintenance Reserve and insurance proceeds are insufficient to cover such costs.

INTERCONNECTION AGREEMENT:

On or prior to the Second Closing Date, the Borrower will have entered into a transmission Interconnection Agreement with SPP or SWPSC, as appropriate, on terms acceptable to Beal in its reasonable business judgment.

ASSUMPTION AGREEMENT:

On or prior to the Second Closing Date, CRE, Cap Rock Electric Cooperative (the “Coop”), the Borrower and Beal shall enter into an assumption agreement pursuant to which the Coop will agree to assume all the obligation of CRE under the Transmission Services Agreement, the O&M Agreement, the Purchase Agreement, the Consent and Agreement and all other documentation executed and delivered in connection with the Loan or the transactions contemplated hereby (the “Transaction Documents”) in the event that (a) the transfer of the assets from the Coop to CRE was invalidated, (b) CRE’s conversion to an investor owned utility is found unlawful, (c) CRE is found to be a void entity or (d) if CRE is not allowed to be a retail service provider in the place of the Coop; provided that no Assumption Agreement will be required if: (i) the Coop’s Certificate of Convenience and Necessity from the PUCT has been transferred to CRE without condition and (ii) the items described in clause (a) through (d) are: (A) no longer otherwise contested in any proceedings before the PUCT or in any other pending litigation and (B) no longer subject to a pending opinion request before the Texas Attorney General.  The Assumption Agreement will provide for the creation and the continuation of liens in the Membership Rights to secure the obligations of the Borrower in respect of the Loan to the same extent and in the same manner as the liens to be granted by CRE in such Membership Rights.  Under the Assumption Agreement, CRE, the Borrower and the Coop will agree to comply with all conditions that the PUCT imposes to the approval of the transfer from the Coop to CRE of the Certificate of Convenience and Necessity unless and until those conditions are eliminated or modified on appeal or otherwise.  In the event that the conditions are modified, the Coop, CRE and the Borrower will comply with the modified conditions.  The Coop and CRE also shall agree to concur in, support and cooperate with Borrower in obtaining acceptance by FERC of the assignment of the Transmission Service Agreement to the Coop under the circumstances described herein.

INSURANCE:

At its expense, the Borrower shall, to the extent it is commercially available for a reasonable premium, carry insurance with respect to the substations and transformers comprising the System for all reasonably insurable risks in an amount mutually agreed to by Beal and the Borrower and provide liability insurance in an amount reasonably acceptable to Beal.  As of the Second Closing Date, certificates of insurance shall name Beal as an additional insured and loss payee and shall contain endorsements reasonably satisfactory to Beal.

CONDITIONS TO INITIAL ADVANCE:	The obligation of Beal to make the Initial Advance as contemplated hereby is subject to the satisfaction of following conditions precedent or concurrent conditions, as applicable:

(a) The Initial Advance must be made by the Initial Termination Date unless mutually extended by Beal and the Borrower.

(b)           The Borrower shall grant to Beal a first priority perfected interest in and to accounts (the “Collateral Accounts”) in which cash, certificates of deposit or other deposits in an aggregate amount equal to the Initial Advance (herein the “Initial Cash Collateral”) will be deposited.  Beal shall have been provided evidence satisfactory to it that on the date of and immediately after or prior to the funding of the Initial Advance, the Initial Cash Collateral shall be deposited into the Collateral Accounts pursuant to an escrow agreement in form and substance satisfactory to Beal and shall be funded through the escrow agreement from sources other than the proceeds of the Initial Advance.  The Initial Cash Collateral must be of a type satisfactory to Beal in its sole discretion and must be held at an institution satisfactory to Beal in its sole discretion.

(c) There is no default by Borrower under any of the terms and conditions of any of the documents evidencing and governing the Initial Advance and the Initial Cash Collateral.

(d)           The execution and delivery to Beal of a promissory note and the documentation necessary to grant the liens contemplated in clause (b) above, such promissory note and documentation to contain such covenants, representations, warranties, conditions, yield protection provisions, indemnity and events of default of a nature customary for fully cash collateralized loans.

(e)           The execution and delivery of legal opinions with respect to: (i) the Borrower’s existence, good standing, and authorization to enter into the transactions contemplated hereby; (ii) such other corporate authorization or organizational matters as Beal may request; (iii) the perfection of security interest; (iv) all governmental approvals and consents having been obtained;

(v) as to the enforceability of the Texas law governed documents; and (vi) such other matters as Beal may reasonably request.  Without limiting the foregoing, the legal opinions must address, among other customary matters, that: (a) CRE qualifies as an exempt intrastate holding company and has complied with all requirements for such exemption under the PUHCA; and (b) all FERC and the Public Utility Holding Company Act (“PUHCA”) requirements, if any, necessary for the Borrower to enter into and to perform its obligations under the loan documents evidencing and governing the Initial Advance have been met.  The PUHCA opinion will be rendered by Milbank, Tweed, Hadley & McCloy, LLP, the FERC opinion will be rendered by Griggs and Adler, P.C., and other opinions will be rendered by Ronnie Lyons.

(f) Beal must be provided articles of incorporation, bylaws, resolutions, certificates of secretary and such other evidence of the existence, good standing and authority of Borrower.

(g)           All representations and warranties contained in the documents evidencing and governing the Initial Advance and the Initial Cash Collateral must be true and correct in all material respects and Beal shall not have become aware after the date hereof of any information or other matter affecting the Borrower or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to Beal prior to the date hereof.

(h)           No material adverse legislative or regulatory developments affecting the Borrower or its business shall have occurred and no other material adverse change shall have occurred in the business, assets, or condition (financial or otherwise) of the Borrower.  No material litigation affecting the Borrower or its business other than the litigation disclosed to Beal in writing prior to the Initial Closing Date shall have occurred.

(i)            A closing certificate signed by the chief executive officer of the Borrower certifying, among other things, to: (i) the sources and uses of funds; (ii) no default then existing; and (ii) the satisfaction of the conditions set forth in clause (g) (i.e., truth of representations and warranties) and clause (h) (i.e., no material adverse change) above.

(j) Beal shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Initial Closing Date.

(k)           All governmental and third party approvals necessary or, in the discretion of Beal, advisable in connection with the financing contemplated by the Initial Advance must have been obtained based on applications and disclosures reasonably acceptable to Beal, must be in full force and effect and must be in form and substance acceptable to Beal.  Beal must be provided evidence that CRE qualifies as an exempt intrastate holding company and has complied with all requirements for such exemption under PUHCA.

(l) The execution and/or delivery to Beal of the documentation relating to the payoff of the obligations owed to Metropolitan Life Insurance Company and such other documentation relating to the foregoing as Beal may reasonably request, all of which must be in form and substance satisfactory to Beal.  Beal agrees that it will not unreasonably withhold or delay its approval of the form or substance of any of the foregoing documents.

(m)          All proceedings taken in connection with the transactions contemplated hereby, all documentation incident thereto and legal matters relating thereto shall be satisfactory to Beal in its reasonable discretion.

(n) Such other conditions precedent as are customary in transactions similar to the transactions contemplated hereby

CONDITIONS TO ADDITIONAL ADVANCE:	The obligation of Beal to make the Additional Advance as contemplated hereby is subject to the following conditions precedent:

(a) The Additional Advance must be made by the Second Termination Date unless mutually extended by Beal and the Borrower.

(b) There is no default by Borrower under any of the terms and conditions of any of the Loan Documents (as defined below).

(c)           Beal must be provided with a report in form and substance acceptable to Beal from an independent engineer approved by Beal verifying that: (i) the System is in good working order and condition and (ii) the estimated annual costs associated with the regular maintenance required to keep the System in good working order and condition does not exceed $3,800,000.

(d)           Environmental report(s) obtained by Beal at Borrower’s expense must be received and accepted by Beal, in its sole discretion utilizing an environmental engineer approved by Beal which shall be mutually agreed to by Beal and the Borrower.  The environmental reports must be in form and substance acceptable to Beal in its sole discretion and must not disclose any material adverse environmental claim, liability or condition applicable to the Borrower or the System and no such claim, liability or condition shall otherwise exist.

(e) The Appraisal reports described in the Collateral section of this Term Sheet must be obtained by Beal.

(f)            All governmental and third party approvals necessary or, in the discretion of Beal, advisable in connection with the financing contemplated hereby and the continuing operations of the Borrower and CRE must have been obtained based on applications and disclosures reasonably acceptable to Beal, must be in full force and effect and must be in form and substance acceptable to Beal, including without limitation, the following:

(i) the approval by FERC of the O&M Agreement under Section 203 of Federal Power Act (“FPA”) if such approval of the O&M

Agreement is required, the approval by FERC of the transaction contemplated by the Purchase Agreement under Section 203 of the FPA, and the acceptance for filing of the O&M Agreement under Section 205 of FPA;

(ii) FERC approval of the termination of the old full requirements service agreement between Borrower and CRE (but not the WP Tariff);
(iii) the approval by FERC of the Loan under Section 204 of the FPA;
(iv) FERC approval of any other Transaction Document as applicable to ensure the validity and security of the Loan, to the extent FERC has jurisdiction and said documents are filed with FERC;
(v) the approval by FERC of the transfer to Borrower of the portion of the System held in the name of SWPSC under Section 203 of the FPA;
(vi) the acceptance for filing of the assignment to CRE of the power purchase contract currently between Borrower and SWPSC under Section 205 of FPA; and
(vii) the issuance or transfer to Borrower of a Certificate of Convenience and Necessity from the PUCT, if necessary.

The term “approval” when used to describe action by the FERC shall include acceptance for filing by FERC, without suspension and without any applicable rates being made subject to refund.

(g)           The execution and/or delivery to Beal of the following (all of which must be in form and substance satisfactory to Beal): (i) the NITSA, (ii) the O&M Agreement, (iii) the Purchase Agreement; (iv) the documentation relating to the transfer of legal title of the System from SWPSC to Borrower, the transfer of all easements and rights of way included in the System from CRE to Borrower (and the delivery to Beal of all required consents to such transfer), the assignment to CRE of the power purchase contract between the Borrower and SWPSC and the release of the Borrower by SWPSC from all obligations and liabilities arising under the power purchase contract; and (v) such other documentation relating to any of the foregoing as Beal may reasonably request.  Beal agrees that it will not unreasonably withhold or delay its approval of the form or substance of any of the foregoing documents.

(h)           The execution and/or delivery to Beal of the following documentation (all of which must be in form and substance acceptable to Beal and all of which, together with the documentation executed in connection with the Initial Advance, is herein referred to as the “Loan Documents”):

(i) Primary Loan Documents. A loan agreement, a promissory note and, if necessary, the Coop Assumption Agreement described above in the Assumption Agreement section of this Term Sheet;

(ii) Primary Collateral Documents. The following documents covering and relating to the Collateral: a security agreement; a pledge agreement; Deeds of Trust; financing statements; and tax, UCC and judgment lien searches;

(iii)          Third Party Collateral Documents.  (A) The Consent and Agreement; (B) a consent and estoppel agreement executed by CRE relating to Beal’s liens on the Transaction Documents; (C) control agreements from all parties holding deposit, commodity or security accounts included in the Collateral; consent, subordination and estoppel agreements from all lessors who own real property that is leased by the Borrower on which the System substations (the “Leased Substations”) are located (Borrower will confirm that the only leased real property involved in the System are the Leased Substations); and (D) consents to assignment from the applicable fee owners of the property relating to any easement or right of way that is included in the System but that is not assignable; provided, that if the Borrower is unable to obtain such documents by the Second Closing Date, and so long as no disruption of service by Borrower is pending or threatened as a result of Borrower not being able to obtain any such assignment or consent, Beal agrees to waive the requirement to deliver such documents as a condition to Second Closing Date and the Borrower shall be obligated under the Loan Documents to use commercially reasonable efforts to obtain such documents as promptly as reasonably practicable and to institute appropriate legal proceedings, if requested by Beal, to obtain declaratory relief and/or to exercise its right of eminent domain to cause such unassignable easements to be assigned to the Borrower or to obtain new easements acceptable to Beal to allow operation of the System as currently operated if such documents are not obtained within 120 days after the Second Closing Date;

(iv)          Real Property Documents.  In addition to the appraisals and environmental reports described above, all of the following relating to all real property included in the System (including all fee owned and leasehold property included in the System): Access to copies of the easements and rights of way included in the System; copies of all the title exception documents encumbering any of the System substations (the “Substations”); evidence that the applicable premiums have been paid and that the applicable title insurance company is committed to issue title insurance policies relating to each Substation in a form, amount and issued by a title insurance company, in each case acceptable to Beal; and current surveys of each Substation certified to Beal by a registered public surveyor acceptable to Beal, showing (i) a metes and bounds description of such property, (ii) all recorded or visible boundary lines, building locations, locations of utilities, easements, rights-of-way, rights of access, building or set-back lines, dedications, and natural and manufactured objects affecting such property, (iii) any encroachments upon or protrusions from such property, (iv) any area federally designated as a flood hazard, and (v) such other matters as Beal may reasonably require; and

(v)           Corporate Documents.  Articles of incorporation, bylaws, resolutions, certificates of secretary and such other evidence of the existence, good standing and authority of Borrower, CRE, the Coop and SWPSC.

The Loan Documents to which the Borrower is a party shall contain the covenants, representations, warranties, conditions, yield protection provisions, indemnity and events of default described on Schedule 1 hereto and such other provisions not listed thereon that are otherwise satisfactory to Beal and the Borrower.

(i) On or prior to the Second Closing Date, the Loan Documents must contain provisions pursuant to which the Borrower agrees that:

(i)            Limitation on Scope of Business.  The Borrower will not engage in any business other than the transactions contemplated by the Transaction Documents and will not voluntarily join any Regional Transmission Organization unless the tariff payments to the  Borrower are comparable to those charged pursuant to the Transmission Service Agreement and any other comparable service agreements between Borrower and other transmission customers.

(ii) Reserve Funds. The Borrower will be required to establish and maintain the following:

(A) Debt Reserve Fund.  A debt service reserve fund (herein so called) in a minimum amount equal at any time to the lesser of: (1) an amount equal to the debt service (both principal and interest) payable on the Loan for a period of 2 years or (2) the aggregate amount of remaining principal and interest installments due under the Loan; provided that (x) the Debt Reserve Fund will not be funded at either funding of the Loan but will be funded over time as described below until the Variable Rate Tariff Date; and (y) after the Variable Rate Tariff Date and as long as FERC shall not have modified the tariff then applicable to the Borrower in a manner that would reasonably be expected, as reasonably determined by Beal, to have a Material Adverse Effect, the Debt Reserve Fund will no longer be required to be funded but the amount then held therein will continue to be held as Collateral for the Loan and be available to make the regularly scheduled payments when due thereunder if Borrower does not otherwise have sufficient funds to make the payment (it being understood for the avoidance of doubt that there shall be no obligation to replenish any amounts withdrawn from the Debt Service Reserve Fund at any time after the Variable Rate Tariff Date unless FERC shall have modified the tariff then applicable to the Borrower in a manner that would reasonably be expected, as reasonably determined by Beal, to have a Material Adverse Effect);

(B) Maintenance Reserve Fund. A maintenance reserve fund (herein so called) shall be established on the Second Closing Date in an amount equal to $5,500,000; and

(c) Working Capital Reserve Fund. A working capital reserve fund

(herein so called) in a minimum amount equal to $500,000.

Reserve Accounts.  Each of the foregoing reserve funds shall be held at an institution mutually agreeable to the Borrower and Beal, shall be held in such segregated accounts and shall be invested in such permitted investments as Beal may approve in its reasonable discretion.  The reserve funds and the related accounts shall be Collateral and Beal shall be granted control over all the accounts in which reserve funds are held.  The Borrower shall have no right to make any withdrawals from any such accounts except that prior to a default, amounts in such accounts may be withdrawn by the Borrower as described below in the Release of Reserve section of this Term Sheet.

Funding Reserves. The foregoing reserve funds shall be funded as follows:

(i)            The Maintenance Reserve Fund and the Working Capital Reserve Fund shall be fully funded from the proceeds from the Additional Advance as described in the Use of Proceeds Section of this Term Sheet;

(ii)           On the 15th day of each month after the Second Closing Date when no Event of Default exists, the Borrower shall use its Excess Cash Flow in the following order of priority and for the follows purposes:

(A) First to fund any deficiency in the Working Capital Reserve Fund;

(B) Second to fund any deficiency in the Maintenance Reserve Fund to the extent that the balance therein is less than $3,000,000;

(C) Third up to the next $20,833 shall be used to fund any deficiency in the Debt Service Reserve Fund;

(D) Fourth to make payments under any Subordinated Reserve Loans (as hereafter defined);

(E) Fifth up to the next $20,833 may be retained by the Borrower and used for general corporate purposes;

(F) Sixth to fund any further deficiency in the Debt Reserve Fund; and

(G) Seventh any remaining amounts may be retained by the Borrower and used for general corporate purposes (including for distributions to its members).

The term “Excess Cash Flow” will be calculated as of the end of each month for the month then ended and shall be defined to mean the total of the following for such period, calculated without duplication: (a) the total amount received under the terms of the Transmission Service Agreement plus any other accounts receivable of the Borrower; minus (b) the total amount paid to CRE under the O&M Agreement or directly paid by the Borrower in respect of the operation and maintenance costs for the System; minus (c) scheduled amortization of indebtedness actually paid; minus (d) property taxes paid.

Release of Reserves. Funds in the foregoing reserve funds may be used as follows:

(i)            Funds from the Debt Service Reserve Fund shall be held as Collateral for the Loan and shall be available to make the regularly scheduled payments when due thereunder if Borrower does not otherwise have sufficient funds to make the payment except that amounts held in the Debt Service Reserve Fund in excess of the amounts required to be deposited therein may be released and used to make the payments then coming due;

(ii)           Funds on deposit in the Maintenance Reserve Fund may be used from time to time to pay: (A) the costs associated with the extraordinary maintenance or repair required to keep the System in good working order and condition, and (B) the costs of construction for improvements to the System in an aggregate amount not to exceed $2,500,000.  Notwithstanding the foregoing, if the Borrower shall have received a tariff approved by FERC that will allow the Borrower to recoup the costs of construction for improvements to the System, such costs of construction shall not be included in the computation of the foregoing $2,500,000 basket.  The Loan Documents shall provide that the Maintenance Reserve Funds shall be released to the Borrower as needed to pay the cost of repair or construction as and when incurred in the same manner as construction advances are typically disbursed; provided that if the cost of repair or construction relating to a single project is less than $250,000, the total amount may be released to the Borrower in a single sum so long as the Borrower has satisfied all conditions required for advances under the Loan Documents; and

(iii)          Funds from the Working Capital Reserve Fund may be used by the Borrower to fund the Borrower’s working capital in the ordinary course of business when the Borrower otherwise does not have sufficient funds for that purpose.

FERC Reduction of Minimum Amount.  In the event that FERC shall have made a determination that the amounts held in the reserve funds described above are excessive, then the minimum amounts required by the Loan Documents to be held therein shall be reduced to the amounts allowed by FERC and the amounts then on deposit in the related accounts in excess of the FERC allowed amounts shall be used to make a principal repayment on the Loan (without regard to the prepayment provisions described above).

Subordinated Reserve Loans.  The Loan Documents shall include a provision pursuant to which CRE shall commit to make subordinated loans to the Borrower (the “Subordinated Reserve Loans”) if the funds otherwise available to the Borrower (in the Maintenance Reserve Fund, the Working Capital Reserve Fund or otherwise) are not sufficient to fully pay the cost of any repair required to keep the System in good operating condition.  The Subordinated Reserve Loans shall be unsecured and subordinated in right of payment to the prior payment in full of the Loans (except as provided above with respect to the monthly distributions of Excess Cash Flow).  The Subordinated Reserve Loans shall mature after the Loan, shall be payable only from the monthly distributions of Excess Cash Flow described above and shall accrue interest at a rate no greater than 12%.

(j)            The Loan Documents shall include the obligation for the Borrower to deliver legal opinions on the Second Closing Date, addressing, among other customary matters, that: (a) CRE qualifies as an exempt intrastate holding company and has complied with all requirements for such exemption under the PUHCA; (b) CRE’s holding of its membership interest in the Borrower is permitted under PUHCA; and (c) all FERC and PUHCA requirements, if any, necessary for the Borrower and CRE to enter into and to perform their respective obligations under the Transaction Documents have been met.  The PUHCA opinion will be rendered by Milbank, Tweed, Hadley & McCloy, LLP, the FERC opinion will be rendered by Griggs and Adler, P.C., and other opinions with respect to the Borrower’s, CRE’s and the Coop’s existence, good standing, and authorization to enter into the transactions contemplated hereby, such other corporate authorization or organizational matters as Beal may request, the capitalization of the Borrower, Texas law governed documents, the creation and perfection of liens, and the Borrower possessing the right of eminent domain will be rendered by Ronnie Lyons.

(k)           Beal must be provided evidence that the organizational documents applicable to the Borrower will prohibit its member from commencing a voluntary bankruptcy proceeding involving the Borrower and must be on other terms that are satisfactory to Beal.

(l)            All representations and warranties contained in the Loan Documents must be true and correct in all material respects and Beal shall not have become aware after the date hereof of any information or other matter affecting the Borrower or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to Beal prior to the date hereof.

(m) Beal must be provided with any other data or information that Beal reasonably determines it needs to underwrite the Loan.

(n)           No material adverse legislative or regulatory developments affecting CRE, the Borrower or their respective businesses shall have occurred, no material casualty or other physical loss effecting the System shall have occurred and no other material adverse change shall have occurred in the business, assets, or condition (financial or otherwise) of CRE or the Borrower.  No material litigation affecting CRE, the Borrower or their respective businesses other than the litigation disclosed to Beal in writing prior to the Initial Closing Date shall have occurred.

(o)           The recordation of all deeds of trust, financing statements and releases of prior lenders or existing lienholder (except with respect to permitted liens) so as to create first priority perfected liens and security interests (subject to permitted liens) in the Collateral to be provided to Beal.

(p) Beal shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Second Closing Date.

(q)           Copies of all casualty insurance policies covering the Substations, together with certificates of insurance relating thereto showing Beal as loss payee and additional insured shall have been delivered to Beal.

(r)            A closing certificate signed by the chief executive officer of the Borrower certifying, among other things, to: (i) the sources and uses of funds; (ii) no default then existing; and (ii) the satisfaction of the conditions set forth in clause (l) (i.e., truth of representations and warranties) and clause (n) (i.e., no material adverse change) above.

(s)           The Loan Documents shall include the obligation for the Borrower, promptly upon the earlier of (i) the submission of an application by any third party to the Borrower for service on the System or (ii) sixty days prior to the termination of the power purchase contract between CRE and SWPSC, to file with FERC the modifications to Borrower’s OATT to (i) correct the identification of the control area operator and (ii) remove the “not to exceed charges” charge specifications for ancillary services.

(t)            The Borrower shall have demonstrated to Beal’s reasonable satisfaction that each maximum ancillary service rate as specified in Borrower’s OATT Tariff is equal to or higher than the comparable ancillary service rate under the OATT of both SPP and SWPSC.

(u) The Borrower shall have delivered and Beal shall have approved the initial O&M Budget.

(v) All proceedings taken in connection with the Additional Advance, all documentation incident thereto and legal matters relating thereto shall be satisfactory to Beal in its reasonable discretion.

(w) Such other conditions precedent as are customary in transactions similar to the transactions contemplated hereby

RELEASE OF INITIAL COLLATERAL:

In the Loan Documents, Beal shall agree that if no Default then exists, it will release the Initial Cash Collateral to the Borrower promptly upon the earlier of: (a) closing and funding of the Additional Advance or (b) payment in full of the Initial Advance, all accrued but unpaid interest thereon and all other amounts owing to Beal in connection therewith.

GOVERNING LAW:	The Loan and the documents evidencing and securing same are to be governed by Texas law.

Schedule 1
to
New Corp Resources Electric Cooperative, Inc.
Term Sheet

Detail of Terms of Loan Documents

The Loan Documents shall contain representations, warranties, covenants and events of default customary for financings of this type and other terms deemed appropriate by Beal, including, without limitation, those specifically set forth in the Term Sheet and the following which shall be included in the Loan Documents on a basis not inconsistent with the Term Sheet:

Representations and Warranties:

Representations and warranties as to the following applicable to the Borrower, the Coop and CRE subject, in certain instances, to materiality qualifiers approved by Beal: Financial statements; absence of undisclosed liabilities; no material adverse change; corporate existence; compliance with law and agreements except for such noncompliance that could not reasonably be expected to have, as reasonably determined by Beal, a Material Adverse Effect; corporate power and authority; enforceability of Transaction Documents; approvals and consents; execution, delivery and performance having no conflict with law or contractual obligations; no material litigation (other than as disclosed to Beal); no default under material obligations; ownership and condition of property; taxes; use of proceeds; insurance; liens; indebtedness; intellectual property; no burdensome restrictions; Federal Reserve regulations; ERISA; Investment Company Act; subsidiaries; capitalization of the Borrower; environmental matters; accuracy of disclosure; the Transaction Documents and the transactions contemplated thereby; location of Collateral; third parties in possession of Collateral; disclosure of deposit, commodity and security accounts; other typical collateral related disclosures; as to the easements and rights of way necessary for the operation of the System; that Borrower has the easements, rights of way and other property rights as are necessary for the operation and maintenance of the System; the status of the assignability of the easements and rights of way included in the System; and that the Borrower has the power to condemn private property.

Affirmative Covenants:

Affirmative Covenants relating to the following applicable to the Borrower, subject, in certain instances to materiality qualifiers approved by Beal: Delivery of the unaudited quarterly and annual financial statements of Borrower that Borrower files with FERC, audited consolidated annual and consolidated quarterly financial statements for CRE, accountants’ letters, officers’ certificates and other information requested; payment of taxes, claims and other obligations subject to customary contest rights; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and contractual obligations except for such noncompliance that could not reasonably be expected to have, as reasonably determined by Beal, a Material Adverse Effect; maintenance of property; use of proceeds; delivery to Beal of condemnation and insurance proceeds with provisions to allow the disbursement of the same to the Borrower if no Event of Default exists with amounts in excess of $250,000 being released as the costs of repair and rebuilding are incurred; maintenance of books and records; right of Beal to inspect property and books and records; notices of defaults, litigation and other material events; further assurances; maintenance of the corporate separateness of Borrower; and material compliance with environmental laws except for such noncompliance that could not reasonably be expected to have, as reasonably determined by Beal, a Material Adverse Effect.

1

Financial Covenants:

Financial covenants to include the following (calculated in accordance with generally accepted accounting principals):

(a)      CRE shall at all time maintain a net worth (determined on a consolidated basis) of not less than $5,000,000; and

(b)      As of the end of any fiscal quarter, the Borrower shall not permit the ratio of (i) the sum of its net income plus interest, taxes, depreciation and amortization to (ii) its debt service, both calculated for the four fiscal quarters then ended to be less than 1.20 to 1.00.

Negative Covenants:

Negative Covenants relating to limitations on the following subject, in certain instances to materiality qualifiers approved by Beal: indebtedness senior to the Loan and off balance sheet obligations; liens; guarantee obligations and other contingent liabilities; mergers, consolidations, liquidations and dissolutions; sales of assets; leases; dividends and other payments in respect of membership interests when an Event of Default exists; capital expenditures; investments, loans and advances; optional payments and modifications of subordinated and other debt instruments; modification of the Transaction Documents; transactions with affiliates; sale and leasebacks; changes in fiscal year; non abandonment of the System or any other material property; changes in the location of Collateral; use of Collateral; third parties in possession of Collateral; changes in name, jurisdiction of organization or other corporate structure; negative pledge clauses; and changes in lines of business.

Events of Default:

Nonpayment of principal when due; nonpayment of interest, fees or other amounts 3 business days after due; material inaccuracy of representations and warranties; violation of covenants (subject in the case of certain affirmative covenants described in the table below to the grace period described below); cross-default to other obligations in excess of $100,000 either individually or in the aggregate; bankruptcy events applicable to Borrower or CRE; certain ERISA events; final, non-appealable judgments in excess of $100,000 which are not stayed or discharged within 30 days; catastrophic damage to the System or uninsured damage to over 50% of the System (determined based on the number of electric customers of CRE affected thereby) that can not be repaired from available amounts in the Maintenance Reserve Fund and/or from the proceeds of the Subordinated Reserve Loans or insurance; failure of Beal to have a first priority perfected lien on the Collateral which can not be cured or is not cured within 15 days; the invalidity or contest of any Transaction Document; any material default under any of the Transaction Documents; a new tariff is imposed on the Borrower that does not provide sufficient revenues to permit the Borrower to repay the Loan and pay its other obligations in the ordinary course of business; or the occurrence of any event or the existence of any condition that has or could reasonably be expected to have, as reasonably determined by Beal, a Material Adverse Effect.

The foregoing are herein the “Events of Default”.  As used herein, “Default” means any event or condition, which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

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Grace Table

Covenant	Grace Period
Delivery of financial statements and other information	30
Maintenance of property and casualty insurance	30
Maintenance of liability insurance	15
Maintenance of property	45
Payment of claims	45
Maintenance of existence	45
Inspection rights	None
Notice of default	None
Other Affirmative Covenants	60 (if Borrower is exercising diligent efforts to cure)

Yield Protection:

The Loan Documents shall contain customary provisions protecting Beal against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes.

Indemnification:

Beal, CSG Investments, Inc. (and their respective affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of: (a) the transactions contemplated by the Transaction Documents; (b) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Transaction Documents, (c) any breach by Borrower or any obligated party of any representation, warranty, covenant, or other agreement contained in any of the Transaction Documents, (d) the presence, release, threatened release, disposal, removal, or cleanup of any hazardous material located on, about, within, or affecting any of the properties or assets of the Borrower, or (e) any investigation, litigation, or other proceeding, including, without limitation, any threatened investigation, litigation, or other proceeding relating to any of the foregoing; (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

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PROMISSORY NOTE

$14,168,715.04	September 10, 2003

FOR VALUE RECEIVED, NEWCORP RESOURCES ELECTRIC COOPERATIVE, INC., a corporation organized under the Electric Cooperative Corporation Act of the State of Texas (“Maker”), does hereby promise to pay to the order of BEAL BANK, S.S.B., a savings bank organized under the laws of the State of Texas (“Payee”), at its office at 6000 Legacy Drive 4E, Plano, Texas 75024, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States, the principal sum of FOURTEEN MILLION ONE HUNDRED SIXTY EIGHT THOUSAND SEVEN HUNDRED FIFTEEN DOLLARS AND FOUR CENTS ($14,168,715.04), with interest thereon as provided in this Note.

1.             Certain Definitions.  For the purposes hereof, the terms set forth below shall have the following meanings:

(a)           “Applicable Law” shall mean (i) the laws of the United States of America applicable to contracts made or performed in the State of Texas, now or at any time hereafter prescribing maximum rates of interest or eliminating maximum rates of interest on loans and extensions of credit, (ii) the laws of the State of Texas including, without limitation, Chapter 303 of the Texas Credit Title, as the same may be amended from time to time (“Chapter 303”), now or at any time hereafter prescribing or eliminating maximum rates of interest on loans and extensions of credit, and (iii) any other laws at any time applicable to contracts made or performed in the State of Texas which permit a higher interest rate ceiling hereunder.

(b)           “Base Rate” shall mean as of any day:

(i)            prior to the Variable Rate Tariff Date and at any time when FERC has modified any tariff applicable to Maker in a manner that could reasonably be expected to have, as reasonably determined by Payee, a Material Adverse Effect (as defined in the Commitment Letter), a per annum rate equal to the greater of: (A) 10.75% or (B) 7.00% plus the LIBOR Rate in effect on such day; and

(ii)           after the Variable Rate Tariff Date and at all times thereafter as long as FERC has not modified the tariff then applicable to Maker in a manner that could reasonably be expected to have, as reasonably determined by Payee, a Material Adverse Effect (as defined in the Commitment Letter), a per annum rate equal to the greater of: (A) 9.75% or (B) 6.00% plus the LIBOR in effect on such day.

(c)           “Cash Collateral” shall mean the $14,168,715.04 on deposit in securities account number WQ14862-01 located at UBS Financial Services Inc. and all products and proceeds thereof.

(d)           “Commitment Letter” shall mean that certain letter agreement dated September 8, 2003, between Maker and Borrower, as amended or otherwise modified from time to time.

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(e)           “Control Agreement” shall mean that certain Control Agreement, dated of even date herewith, executed by Maker, Payee, and UBS Financial Services, Inc. covering the Cash Collateral, as amended or otherwise modified from time to time.

(f)            “Escrow Agreement” shall mean that certain Escrow Agreement dated September 9, 2003, among Maker, Payee, Southwestern Public Service Company, Cap Rock Electric Cooperative, Inc., Metropolitan Life Insurance Company, Metropolitan Insurance and Annuity Company, Metropolitan Property and Casualty Insurance Company, JPMorgan Chase Bank, and American Escrow Company, as amended or otherwise modified from time to time.

(g)           “FERC” shall mean the Federal Energy Regulatory Commission.

(h)           “Final Maturity Date” shall mean September 9, 2004.

(i)            “Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, or any jurisdiction in which Maker conducts all or any part of its business, or which asserts jurisdiction over any properties of Maker and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, any such government.

(j)            “Highest Lawful Rate” shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, Payee is then permitted to charge Maker in regard to the loan evidenced by this Note.  If the maximum rate of interest which, under Applicable Law, Payee is permitted to charge Maker in regard to the loan evidenced by this Note shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective date of each change in the Highest Lawful Rate without notice to Maker.  For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be the weekly ceiling described in and computed in accordance with the provisions of Section 303; provided, however, that in determining the Highest Lawful Rate, all fees and other charges contracted for, charged or received by Payee in connection with the loan evidenced by this Note which are either deemed interest under Applicable Law or required under Applicable Law to be deducted from the principal balance hereof to determine the rate of interest charged on this Note shall be taken into account.  To the extent permitted by Applicable Law, Payee may from time to time substitute for the “weekly ceiling” referred to above any ceiling under Section 303 or any other statute and revise the rate, index, formula or provision of law used to compute the rate hereunder as provided therein.

(k)           “Impairing Effect” shall mean a material adverse effect on:  (a) the ability of Maker to perform any of its obligations under any Loan Document or (b) the rights of or benefits available to Payee under any Loan Document.

(l)            “LIBOR Rate” shall mean the one month London interbank offered rate for dollar deposits (LIBOR) as determined on the first business day of each month and as published in the Money Rate section of the Wall Street Journal (Southwestern Edition) or as published pursuant to any other nationally recognized rate quoting service.

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(m)          “Loan Documents” shall mean the Commitment Letter, this Note, the Security Agreement, the Control Agreement, the Escrow Agreement, the financing statement filed in connection the Security Agreement, that certain Acknowledgment Letter dated September 8, 2003 between Maker and Payee, and that certain Application for Loan dated June 23, 2003.

(n)           “Security Agreement” shall mean that certain Security Agreement dated of even date herewith executed by Maker for the benefit of Payee, as amended or otherwise modified from time to time.

(o)           “Variable Rate Tariff” shall mean a variable rate tariff on terms that have been proposed by Maker and consented to by Payee (such consent not to be unreasonably withheld or delayed) and that is otherwise based upon a debt coverage ratio sufficient to produce at least 1.2 times the debt service obligations of Maker and that takes into account Maker’s obligations under an Operation, Maintenance and Administrative Services Agreement with Cap Rock Energy Corporation and its other operation and maintenance obligations.

(p)           “Variable Rate Tariff Date” shall mean the first date when each of the following have occurred:   (i) FERC has approved or accepted for filing (without suspension and without the rates being made subject to refund) the Variable Rate Tariff and (ii) a transmission service agreement between Cap Rock Energy Corporation and Maker (and comparable service agreements between Maker and each of its other transmission customers, if any) shall exist that by its terms provides the right for Maker to implement the Variable Rate Tariff upon FERC approval.

2.             Calculation and Payment of Principal and Interest.

(a)           Subject to the provisions of paragraph 8 hereof, interest on the unpaid principal balance hereof from time to time outstanding shall be computed at a per annum rate equal to the lesser of (i) the Base Rate and (ii) the Highest Lawful Rate.

(b)           Accrued and unpaid interest on the principal amount hereof shall be due and payable monthly on the first business day of each month after the date hereof commencing October 1, 2003 and continuing throughout the term of this Note.

(c)           The unpaid principal balance hereof and all accrued and unpaid interest hereon are due and payable on the maturity date hereof, whether such maturity date is the Final Maturity Date or any accelerated maturity date.

(d)           Interest on this Note shall be calculated on the basis of a year of 360 days and the actual number of days elapsed (including the first day and excluding the last) occurring in the period for which such interest is payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

(e)           If the date for any payment or prepayment hereunder falls on a day which is a Saturday, Sunday or other legal holiday in the State of Texas, then for all purposes of this Note, the same shall be deemed to have fallen on the next following day, and such extension of time shall in such case be included in the calculation of interest.

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(f)            All payments on this Note pursuant to this paragraph 2 shall be applied first to the payment of any accrued and unpaid interest and then to the payment of principal; provided, however, if an Event of Default, as hereinafter defined, has occurred and is continuing, payments on this Note shall be applied to any obligation of Maker arising under or related to the Loan Documents as Payee shall elect, in Payee’s sole discretion.

3.             Prepayment.  This Note may not be prepaid in whole or in part without the prior written consent of Payee, which consent may be granted or withheld at the sole discretion of Payee, and/or conditioned on, without limitation, a prepayment fee as required by Payee in its sole discretion.

4.             Waiver.  Maker and all sureties, endorsers, accommodation parties, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) except as otherwise specifically set forth in this Note, waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices, and further waive diligence in collecting this Note, in taking action to collect this Note, in bringing suit to collect this Note, or in enforcing this Note or any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Payee shall not be required to first institute suit or exhaust its remedies hereon against Maker or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Payee with any person now or hereafter liable for the payment of this Note, even if Maker is not a party to such agreement.

5.             Representations and Warranties.  In order to induce Payee to extend credit to Maker as evidenced by this Note, Maker hereby represents and warrants to Payee:

(a)           Maker (i) is a corporation duly organized under the Electric Cooperative Corporation Act of Texas and is validly existing and in good standing under the laws of Texas, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in an Impairing Effect, and (iv) has the corporate power and authority to execute, deliver and perform its obligations under the Loan Documents.

(b)           The execution, delivery and performance by Maker of this Note and the other Loan Documents, the borrowing hereunder, the pledge of the Cash Collateral and the other transactions contemplated by the Loan Documents (collectively, the “Transactions”):  (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation to which Maker is subject or of the certificate of incorporation or other constituent documents or by-laws of Maker, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which Maker is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien or other encumbrance upon any property or assets of Maker, except as contemplated by the Security Agreement.

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(c)           This Note and the other Loan Documents constitute legal, valid and binding obligations of Maker enforceable in accordance with their respective terms, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)           No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the Transactions except for such as have been obtained and are now in full force and effect.

(e)           There are no actions, suits or proceedings pending or, to the knowledge of Maker, threatened against or affecting Maker or any property of Maker in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have an Impairing Effect.  Without limiting the generality of the forgoing, all requirements under the Public Utility Holding Company Act of 1935, as amended, if any, necessary for Maker lawfully to enter into and to perform it obligations under the Loan Documents have been satisfied.

(f)            Maker is not in default under any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including environmental laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have an Impairing Effect.

(g)           Maker has filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which Maker has established adequate reserves in accordance with generally accepted accounting principles.

(h)           Maker will apply the proceeds of the loan to refinance existing indebtedness of Maker owing to Southwestern Public Service Company and/or Metropolitan Life Insurance Company, Metropolitan Insurance and Annuity Company, and Metropolitan Property and Casualty Insurance Company.  No proceeds from the loan made hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve Maker in a violation of Regulation X of the Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of the Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of Maker and Maker does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

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(i)            Maker is not subject to regulation under the Investment Company Act of 1940, as amended, or the Interstate Commerce Act, as amended.

(j)            No report, financial statement or other information furnished by or on behalf of Maker to Payee pursuant to or in connection with the Transactions contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

6.             Events of Default.

(a)           Upon the happening of any of the following events (each an “Event of Default”), Payee may, at its option, by written notice thereof to Maker, declare immediately due and payable the entire principal balance of this Note together with all interest accrued and owing hereon, plus any other sums payable at the time of such declaration pursuant to this Note, or any instrument securing this Note (including, without limitation, the Security Agreement) and upon such declaration, the same shall become and shall be immediately due and payable, and the holder hereof shall have the right to foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, and offset against this Note any sum or sums owed by the holder hereof to Maker.  Events of Default include the following:

(i)            If Maker shall fail to pay any principal under this Note as and when same becomes due and payable in accordance with the terms hereof.  If Maker shall fail to pay any interest under this Note or any other obligation of Maker to Payee involving the payment of money within 3 business days of the date it becomes due and payable in accordance with its terms;

(ii)           Any representation, warranty or certification made in writing by or on behalf of Maker or by any officer of Maker in any Loan Document or any writing furnished in connection with the Transactions proves to have been false or incorrect in any material respect on the date as of which made;

(iii)          Maker shall: (A) fail to observe or perform the covenants contained in Sections 4.1, 4.3, 4.4 or 4.5 of the Security Agreement or (B) default in the timely performance of any obligation, covenant or agreement made or owed by Maker to Payee under the Loan Documents (other than the obligations to make payments and the covenants set forth in subclause (A) hereof) and the default under this subclause (B) shall continue unremedied for a period of 60 days after the date of written notice from the Payee to Maker;

(iv)          Maker (A) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (B) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (C) makes an assignment for the benefit of its creditors, (D) consents to the appointment of a custodian, receiver, trustee or other officer with

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similar powers with respect to it or with respect to any substantial part of its property, (E) is adjudicated as insolvent or to be liquidated, or (F) takes corporate action for the purpose of any of the foregoing; or

(v)           A court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by Maker, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Maker, or any such petition shall be filed against Maker and such petition shall not be dismissed within 60 days.

(vi)          Any attachment, sequestration, garnishment or similar proceeding or proceedings involving the Cash Collateral shall have been filed.

(vii)         This Note or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability hereof shall be contested or challenged by Maker or any of its shareholders, or Maker shall deny that it has any further liability or obligation under any Loan Document

(viii)        Any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the collateral purported to be covered thereby.

(ix)           Maker shall fail to maintain the Cash Collateral in an amount equal at all times to the principal amount outstanding hereunder.

(b)           The failure to exercise the foregoing option upon the happening of one or more Events of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time, and no such failure shall nullify any prior exercise of any such option without the express written consent of Payee.

7.             Collateral.  This Note is secured by the Cash Collateral pursuant to the Security Agreement.

8.             Default Interest.  If any installment of principal and/or interest is not paid on or before the due date thereof or if the entire unpaid principal balance hereof and accrued but unpaid interest hereon are not paid on or before the earlier to occur of the Final Maturity Date or any accelerated maturity date as permitted hereby, all unpaid amounts of this Note shall thereafter bear interest at a rate of interest (the “Default Rate”) equal to the lesser of the Base Rate plus 5.00% or the Highest Lawful Rate; provided, however, that the obligation to pay such interest is subject to the limitation contained in the following paragraph.

9.             Compliance with Law.  All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Final Maturity Date or otherwise, shall the interest contracted for,

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charged, received, paid or agreed to be paid to Payee in regard to the loan evidenced by this Note exceed the maximum amount permissible under Applicable Law.  If, from any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the maximum amount permissible under Applicable Law, the interest payable to Payee shall be reduced to the maximum amount permissible under Applicable Law; and if from any circumstance Payee shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker.  All interest paid or agreed to be paid to Payee shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under Applicable Law.  Payee expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law.  This paragraph shall control all agreements between Maker and Payee.

10.           Attorneys’ Fees and Costs.  If an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay, and there shall be added to the unpaid principal balance hereof, all reasonable costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof, on account of such collection, whether or not suit is filed.

11.           Cumulative Rights.  No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.  Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

12.           Headings.  The paragraph headings used in this Note are for convenience of reference only, and shall not affect the meaning or interpretation of this Note.

13.           Notices and Demands.  Any notice or demand to be given or to be served upon Maker in connection with this Note must be in writing and may be given by overnight delivery service, hand delivery, or certified or registered mail, return receipt requested, properly addressed, with postage prepaid, addressed to Maker as follows:

NewCorp Resources Electric Cooperative, Inc.
500 West Wall, Suite 400
Midland, Texas 79701
Telephone: (915) 684-0305
Telecopy: (915) 684-0333
Attention: Lee D. Atkins

or at such other address within the continental United States as Maker may designate from time to time by written notice (specifically notifying of a change of address) given to and received by the holder hereof.  Any notice or demand will be deemed given on the earlier of the day the notice or demand is actually received by the addressee (which receipt may be evidenced by a delivery service receipt) or two (2) days following the day such notice is deposited in an authorized depository under the care and custody of the United States Postal Service.

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14.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in the State of Texas.  This Note is performable in Collin County, Texas.  Any action or proceeding under or in connection with this Note against Maker or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state or federal court in Collin County, Texas.  Maker and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.  Nothing herein shall affect the right of Payee to bring any action or proceeding against Maker or any other party liable hereunder or with respect to any collateral in any state or federal court in any other jurisdiction.  Any action or proceeding by Maker or any other party liable hereunder against Payee shall be brought only in a court located in Collin County, Texas.

15.           Successors and Assigns.  The term “Payee” shall include all of Payee’s successors and assigns to whom the benefits of this Note shall inure.  Maker shall not have the right to assign its rights and obligations under this Note and the other Loan Documents except as provided in the Commitment Letter.

16.           Entire Agreement.  THIS NOTE AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED BY MAKER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE.  THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

MAKER:

NEWCORP RESOURCES ELECTRIC COOPERATIVE, INC.

By:	/s/ Lee D. Atkins
	Name:	Lee D. Atkins
	Title:	SVP/CFO

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SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) dated as of September 10, 2003, is by and between NEWCORP RESOURCES ELECTRIC COOPERATIVE, INC. (“Debtor”) and BEAL BANK, S.S.B. (“Lender”).

RECITALS:

Debtor is executing that certain Promissory Note dated of even date herewith payable to the order of Lender (as the same may be amended or otherwise modified from time to time, the “Promissory Note”).  The execution and delivery of this Agreement is a condition to Lender’s making the extension of credit to be evidenced by the Promissory Note.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to extend the credit that will be evidenced by the Promissory Note, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1             Definitions.  As used in this Agreement, the following terms have the following meanings:

“Collateral” has the meaning specified in Section 2.1.

“Escrow Agreement” shall mean that certain Escrow Agreement dated September 9, 2003, among Debtor, Lender, Southwestern Public Service Company, Cap Rock Electric Cooperative, Inc., Metropolitan Life Insurance Company, Metropolitan Insurance and Annuity Company, Metropolitan Property and Casualty Insurance Company, JPMorgan Chase Bank, and American Escrow Company, as amended or otherwise modified from time to time.

“Obligations” means all obligations, indebtedness, and liabilities of Debtor to Lender arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligation of Debtor to repay the loan evidenced by the Promissory Note, interest on such loan and all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in the Loan Documents or otherwise arising from the enforcement of any other right or remedy provided hereunder.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas.

Section 1.2             Other Definitional Provisions.  Terms used herein that are defined in the Promissory Note and are not otherwise defined herein shall have the meanings therefor specified in the Promissory Note.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Any definition of or reference to any agreement or other documentation herein shall be construed as referring to such agreement or documentation as from time to time the same

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may be amended or otherwise modified.  References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations.  Terms used herein, which are defined in the UCC, unless otherwise defined herein or in the Promissory Note, shall have the meanings determined in accordance with the UCC.

ARTICLE 2

Security Interest

Section 2.1             Security Interest.  As security for the prompt payment and performance in full when due of its Obligations (whether at stated maturity, by acceleration or otherwise), Debtor hereby pledges and assigns to Lender, and grants to Lender a continuing security interest in, all of Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”): (a) securities account number WQ14862-01 established in Debtor’s name and held at UBS Financial Services Inc. (and any successor or assignee thereof) and any securities account established in replacement or substitution of such account (collectively the “Securities Account”), (b) all credit balances therein; (c) all the security entitlements held therein; (d) all other financial assets held therein; (e) the Escrow Agreement, (f) all monies deposited with American Escrow Company (the “Escrow Agent”) in connection with the Escrow Agreement (including the Cash Collateral and the Usage Fee Proceeds, as such terms are defined therein) and (g) all products and proceeds of, and general intangibles relating to, any or all the property described in clauses (a) through (f).

ARTICLE 3

Representations and Warranties

To induce Lender to enter into this Agreement and extend credit to Debtor under the terms of the Promissory Note, Debtor represents and warrants to Lender that:

Section 3.1             Securities Account; Third Parties in Possession of Collateral.  No Person other than Lender, the Escrow Agent and UBS Financial Services Inc. (“UBS”) has possession or control of any of the Collateral.  The Securities Account has been established in Debtor’s name and with the account number recited above.  Except for the claims in favor of UBS permitted under Section 2 of the Control Agreement and except for the security interest granted herein, Debtor owns, and with respect to Collateral acquired after the date hereof Debtor will own, the Collateral free and clear of any lien, security interest, or other encumbrance.  Debtor is not indebted to UBS and UBS has not advanced any margin or other credit to Debtor with respect to any of the Collateral.  The Securities Account is a “securities account,” within the meaning of Section 8-501 of the UCC and all property now or hereafter credited by UBS to the Securities Account will be treated as financial assets under Article 8 of the UCC.  The Securities Account is not evidenced by any instrument.  The only financial assets credited to the account are interest bearing cash accounts, certificates of deposit issued by institutions acceptable to Lender, and other investments as may be approved in writing by Lender (the “Acceptable Assets”).

Section 3.2             Office Locations; Fictitious Names; Predecessor Companies; Organizational Identification Numbers.  As of the date hereof, its chief executive office and jurisdiction of organization are located at the place or places identified for it on Schedule 3.1.  Within the last four completed calendar months prior to the date hereof it has not had any other chief executive office or jurisdiction of organization except as disclosed on Schedule 3.1.  It does not do business and has not done business during the past five completed calendar years prior to the date hereof under any name, trade-name or

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fictitious business name except as disclosed on Schedule 3.1.  It is a registered organization and its organizational identification number is identified on Schedule 3.1.

ARTICLE 4

Covenants

Debtor covenants and agrees with Lender that until the Obligations are paid and performed in full:

Section 4.1             Further Assurances.  Within ten (10) business days of Debtor’s receiving a written request by Lender, and at Debtor’s sole expense, it shall, promptly execute and deliver all such further documentation and take such further action as Lender may reasonably deem necessary to preserve, perfect and protect its security interest in the Collateral and carry out the provisions and purposes of this Agreement and to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.  In furtherance of the foregoing, Debtor hereby authorizes Lender to file, in the offices of the appropriate governmental unit or units, financing statements naming it as debtor and Lender as Lender, in substantially the form attached as Exhibit “A” (and where appropriate, with such changes thereto necessary to file such financing statement as a transmitting utility financing statement), in each case as Lender may deem appropriate.

Section 4.2             Corporate Changes.  It shall not change: (i) its name, jurisdiction of organization, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading nor (ii) its organizational identification number unless, in each case, it shall have given Lender thirty (30) days prior written notice thereof and shall have taken all action requested of it by Lender that Lender reasonably deemed necessary to protect its first priority security interest in the Collateral.

Section 4.3             Control Over Collateral.  It shall not make any withdrawals or transfers from the Securities Account nor give any other entitlement order to UBS with respect to the Collateral; provided that: (i) prior to the occurrence and continuance of an Event of Default, Debtor shall be entitled to withdraw and retain, free and clear of the liens of created hereunder, any interest paid on the financial assets held in the Securities Account and (ii) Debtor may make cash deposits to the Securities Accounts and purchase Acceptable Assets with the proceeds thereof.  After the occurrence and continuance of an Event of Default and upon delivery to UBS by Lender of a Notice of Exclusive Control (as defined in the Control Agreement), all interest paid on the financial assets held in the Securities Account shall be deposited to the Securities Account or applied to the Obligations as Lender may direct.  Debtor shall not permit any third Person other than UBS or Lender to hold or have any control over any Collateral.  Debtor shall not close the Securities Account and shall not amend or otherwise modify any term or provision of any agreement relating thereto except with the prior written consent of Lender (which consent will not be unreasonably withheld or delayed with respect to amendments and modifications which do not adversely affect the Lender’s rights).  Debtor shall not permit any assets to be held in the Securities Account other than Acceptable Assets.  Debtor will not hold any assets of the nature described in Section 1(b) of the Control Agreement that would be reflected on the account statement relating to the Securities Account but are not credited to or carried in the Securities Account.

Section 4.4             Encumbrances.  Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral except the security interest of Lender hereunder and except for liens, encumbrances, claims and rights of setoff for the payment of UBS customary fees and commissions, and shall defend Debtor’s rights in the Collateral and Lender’s security interest in the Collateral against the claims of all Persons.  Debtor agrees that it will not become indebted to UBS on any basis that would have recourse to the Collateral or otherwise request

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that UBS extend it credit that would have any recourse to the Collateral except for customary fees and commissions pursuant to its agreement with UBS.  Debtor shall do nothing to impair the rights of Lender in the Collateral.

Section 4.5             Disposition of Collateral.  Debtor shall not sell, lease or otherwise dispose of the Collateral or any part thereof without the prior written consent of Lender.

ARTICLE 5

Rights of Lender

Section 5.1             POWER OF ATTORNEY.  DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS LENDER AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF DEBTOR OR IN ITS OWN NAME, TO TAKE, ANY AND ALL ACTIONS AND TO EXECUTE ANY AND ALL DOCUMENTATION WHICH LENDER AT ANY TIME WHEN AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING AND FROM TIME TO TIME DURING THE EXISTENCE OF AN EVENT OF DEFAULT DEEMS NECESSARY TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DEBTOR HEREBY GIVES LENDER THE POWER AND RIGHT ON DEBTOR’S BEHALF AND IN LENDER’S OWN NAME TO DO ANY OF THE FOLLOWING WHEN AN EVENT OF DEFAULT EXISTS, WITH NOTICE TO DEBTOR BUT WITHOUT THE CONSENT OF DEBTOR:

(a)           to demand, sue for, collect or receive, in the applicable Debtor’s name or in Lender’s own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents or any other instruments for the payment of money under the Collateral;

(b)           to pay or discharge taxes, liens or other encumbrances levied or placed on or threatened against the Collateral;

(c)           (i) to direct account debtors and any other parties obligated on the Collateral to make payment of any and all monies due and to become due thereunder directly to, or otherwise render performance to or for the benefit of, Lender or as Lender shall direct; or (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral (including any liens, other encumbrances or any supporting obligation securing or supporting the payment thereof); (iv) to defend any suit, action or proceeding brought against it with respect to any Collateral; (v) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; (vi) to add or release any guarantor, endorser, surety or other party to any of the Collateral; (vii) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (viii) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral; and (ix) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve, maintain, or realize upon the Collateral and Lender’s security interest therein.

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THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 7.11. Lender shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Lender in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  Neither Lender nor any Person designated by Lender shall be liable for any act or omission or for any error of judgment or any mistake of fact or law, except any of the same resulting from its or their gross negligence or willful misconduct.  This power of attorney is conferred on Lender solely to protect, preserve, maintain and realize upon its security interest in the Collateral.  Lender shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any lien, other encumbrance or supporting obligation given to secure the Collateral.

Section 5.2             Possession; Reasonable Care.  Lender may, from time to time, in its sole discretion, appoint one or more agents to hold physical custody, for the account of Lender, of any or all of the Collateral that Lender has a right to possess.  Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property.

Section 5.3             Setoff.  When an Event of Default exists, Lender shall have the right to set off and apply against the Obligations, at any time and without notice to Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Debtor whether or not the Obligations are then due.  The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

ARTICLE 6

Default

Section 6.1             Rights and Remedies.  If an Event of Default exists, Lender shall have the following rights and remedies:

(a)           In addition to all other rights and remedies granted to Lender in this Agreement (including those set forth in Article 5 hereof) or in any other Loan Document or by applicable law, Lender shall have all of the rights and remedies of a Lender under the UCC (whether or not the UCC applies to the affected Collateral).  Without limiting the generality of the foregoing, Lender may: (i) without demand or notice to any Debtor, instruct UBS or any Person holding the Securities Account to liquidate the assets held therein and pay the proceeds thereof to or for the benefit of Lender, apply the amounts received in connection therewith to the payment of the Obligations as herein provided and exercise all other rights and remedies available to it under the Control Agreement; and (ii) otherwise collect, receive or take possession of the Collateral or any part thereof and in the event Lender seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.  If the Lender is required to give notice of disposition of the Collateral to Debtor, Debtor and Lender agree that ten (10) days prior written notice is sufficient and reasonable.  Debtor shall be liable for all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by Lender in connection with the collection of its Obligations and the enforcement of Lender’s rights under this Agreement and arising as a result hereof.  Debtor shall remain liable for any deficiency if the proceeds of the Collateral applied to its Obligations are insufficient to pay its Obligations in full.  Lender may apply the Collateral against the Obligations in such order and manner as Lender may elect in its sole discretion.  Any surplus of the

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proceeds of the Collateral held by Lender and remaining after payment in full of all the Obligations and the termination of all commitments of Lender to Debtor, shall be promptly paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus.  Lender shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

(b)           Lender may cause any or all of the Collateral held by it to be transferred into the name of Lender or the name or names of Lender’s nominee or nominees.

(c)           Lender may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral (including, any interest paid on any financial assets held in the Securities Account), but shall be under no obligation to do so.

Section 6.2             Standards for Exercising Remedies.  To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Lender (a) to the extent deemed appropriate by Lender, to obtain the services of brokers, investment bankers, consultants and other professionals (including Lender and its affiliates) to assist Lender in the collection or disposition of any of the Collateral; or (b) to comply with any applicable state or federal law requirement in connection with the collection or disposition of the Collateral.  Debtor acknowledges that this Section is intended to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely by not being included in this Section.  Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties upon Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

ARTICLE 7

Miscellaneous

Section 7.1             Expenses.  Debtor agrees to pay promptly upon receipt of an invoice from Lender: (a) all reasonable out-of-pocket costs and expenses of Lender arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents and any and all amendments or other modifications to the Loan Documents, including the reasonable fees and expenses of legal counsel for Lender; (b) all reasonable out-of-pocket costs and expenses of Lender in connection with any Event of Default and the enforcement of any Loan Document, including the reasonable fees and expenses of legal counsel for Lender; (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any governmental authority in respect of any Loan Document; (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or lien contemplated by any Loan Document; (e) all reasonable out-of-pocket costs, expenses, and other charges incurred in obtaining any collateral inspection; and (f) all other reasonable out-of-pocket costs and expenses incurred by Lender in connection with any Loan Document.

Section 7.2             No Waiver; Cumulative Remedies.  No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

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Section 7.3             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Debtor and Lender and their respective successors and assigns.  Debtor may not assign any of its rights or obligations under this Agreement except as provided in the Commitment Letter.

Section 7.4             AMENDMENT; ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.  The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 7.5             Notices.  All notices and other communications provided for in this Agreement shall be given or made in accordance with the Promissory Note.

Section 7.6             Governing Law.  This Agreement shall be governed by; and construed in accordance with, the laws of the State of Texas (without regard to the conflicts of law provisions thereof).

Section 7.7             Headings.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.8             Survival of Representations and Warranties.  All representations, warranties and certifications made in this Agreement or in any documentation delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Lender shall affect the representations, warranties and certifications or the right of Lender to rely upon them.

Section 7.9             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 7.10           Severability.  Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.11           Termination.  Upon the earlier to occur of the (a) closing and funding of the Additional Advance (as such term is defined in the Commitment Letter) or (b) payment in full of all of the Obligations, the security interests created by this Agreement shall terminate automatically without any further action by the parties hereto.  Upon such termination, Lender shall promptly, upon the written request of Debtor, (i) execute and deliver to Debtor proper documentation acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of Lender and has not previously been sold or otherwise applied pursuant to this Agreement and (ii) notify UBS of the release of the security interest created hereunder and the termination of the Control Agreement.

Section 7.12           Construction.  Debtor and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan

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Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Debtor and Lender.

Section 7.13           WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTOR:

NEWCORP RESOURCES ELECTRIC COOPERATIVE, INC.

By:	/s/ Lee D. Atkins
	Name:	Lee D. Atkins
	Title:	Secretary

LENDER:

BEAL BANK, S.S.B.,

By:	/s/ William T. Saurenmann
William T. Saurenmann, Senior Vice President

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SCHEDULE 3.1
TO
SECURITY AGREEMENT

Information

I.              Chief Executive Office of Debtor:  500 West Wall, Suite 400, Midland, Texas 79701

II.            Jurisdiction of Organization:  Texas

III.           Third Parties in Possession of Collateral:     UBS Financial Services Inc.

IV.           Trade and Other Names:  None

V.            Organizational Identification Number:  142568001

EXHIBIT A

TO

SECURITY AGREEMENT

Financing Statement Form (National Form)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back)CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Jenkens & Gilchrist

1445 Ross Ave. Suite 3200

Dallas, TX 75202

Attn: Noel M. Bilitz

THIS ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION’S NAME
NEWCORP RESOURCES ELECTRIC COOPERATIVE, INC.

OR	1b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX

1c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
500 West Wall		Midland	TX	79701 -	USA

1d. TAX ID #: SSN OR EIN

91-1860218

ADD’NL INFO RE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION

Electric Cooperative Corporation

1f. JURISDICTION OF ORGANIZATION

Texas

1g. ORGANIZATIONAL ID #, if any

142568001

☐ NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR	2b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX

2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY

2d. TAX ID #: SSN OR EIN

ADD’NL INFO RE ORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OR ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

☐ NONE

3. LENDER’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one Lender name (3a or 3b)

	3a. ORGANIZATION’S NAME
	Beal Bank, S.S.B.

OR	3b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX

3c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
	6000 Legacy Drive, 4th Floor	Plano	TX	75024	USA

This FINANCING STATEMENT covers the following collateral: All of Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”): (a) securities account number WQ14862-01 established in Debtor’s name and held at UBS Financial Services Inc. (and any successor or assignee thereof) and any securities account established in replacement or substitution of such account (collectively the “Securities Account”), (b) all credit balances therein; (c) all the security entitlements held therein; (d) all other financial assets held therein; (e) the Escrow Agreement, (f) all monies deposited with American Escrow Company (the “Escrow Agent”) in connection with the Escrow Agreement (including the Cash Collateral and the Usage Fee Proceeds as defined in the Escrow Agreement) and (g) all products and proceeds of, and general intangibles relating to, any or all the property described in clauses (a) through (f). “Escrow Agreement” shall mean that certain Escrow Agreement dated September 9, 2003, among Debtor, Lender, Southwestern Public Service Company, Cap Rock Electric Cooperative, Inc., Metropolitan Life Insurance Company, Metropolitan Insurance and Annuity Company, Metropolitan Property and Casualty Insurance Company, JPMorgan Chase Bank, and American Escrow Company, as amended or otherwise modified from time to time.

5. ALTERNATIVE DESIGNATION [if applicable]:

☐  LESSEE/LESSOR

☐  CONSIGNEE/CONSIGNOR

☐  BAILEE/BAILOR

☐  SELLER/BUYER

☐  AG. LIEN

☐  NON-UCC FILING

6. ☐  This FINANCING STATEMENT is to be filed [for record] [or recorded] in the REAL ESTATE RECORDS.

Attach Addendum                       [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on

Debtor(s)

[ADDITIONAL FEE]                      [optional]               ☐  All Debtors                     ☐  Debtor 1           ☐  Debtor 2

8. OPTIONAL FILER REFERENCE DATA

Texas Secretary of State

FILING OFFICE COPY - NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 07/29/98)

Instructions for National UCC Financing Statement (Form UCCI)

Please type or laser-print this form. Be sure It is completely legible. Read all Instructions, especially Instruction 1; correct Debtor name is crucial. Follow Instructions completely.

Fill in form very carefully; mistakes may have important legal consequences. If you have questions, consult your attorney. Filing office cannot give legal advice.

Do not insert anything in the open space in the upper portion of this form; it is reserved for filing office use.

When properly completed, send Filing Office Copy, with required fee, to filing office. If you want an acknowledgment, complete item B and, if filing in a filing office that returns an acknowledgment copy furnished by filer, you may also send Acknowledgment Copy; otherwise detach. If you want to make a search request, complete item 7 (after reading Instruction 7 below) and send Search Report Copy, otherwise detach. Always detach Debtor and Lender Copies.

If you need to use attachments, use 8-1/2 X 11 inch sheets and put at the top of each sheet the name of the first Debtor, formatted exactly as it appears in item 1 of this form; you are encouraged to use Addendum (Form UCC1 Ad).

A. To assist filing offices that might wish to communicate with filer, filer may provide information in item A. This Item is optional.

B. Complete item B if you want an acknowledgment sent to you. If filing in a filing office that returns an acknowledgment copy furnished by filer, present simultaneously with this form a carbon or other copy of this form for use as an acknowledgment copy.

1.             Debtor name: Enter only one Debtor name in Item 1, an organization’s name (1a) or an Individual’s name (1b). Enter Debtor’s exact full legal name. Don’t abbreviate.

la.            Organization Debtor. “Organization” means an entity having a legal identity separate from its owner. A partnership is an organization; a sole proprietorship is not an organization, even if it does business under a trade name. If Debtor is a partnership, enter exact full legal name of partnership; you need not enter names of partners as additional Debtors.  If Debtor is a registered organization (e.g., corporation, limited partnership, limited liability company), it is advisable to examine Debtor’s current filed charter documents to determine Debtor’s correct name, organization type, and jurisdiction of organization.

1b.           Individual Debtor. “Individual” means a natural person; this includes a sole proprietorship, whether or not operating under a trade name. Don’t use prefixes (Mr., Mrs., Ms.). Use suffix box only for titles of lineage (Jr., Sr., III) and not for other suffixes or titles (e.g., M.D.). Use married woman’s personal name (Mary Smith, not Mrs. John Smith). Enter individual Debtor’s family name (surname) In Last Name box, first given name in First Name box, and all additional given names in Middle Name box.

For both organization and Individual Debtors:  Don’t use Debtor’s trade name, DBA, AKA, FKA, Division name, etc.  In place of or combined with Debtor’s legal name;  you may add such other names as additional Debtors if you wish (but this is neither required nor recommended).

1c.           An address is always required for Debtor named in 1a or 1b.

1d.           Debtor’s taxpayer Identification number (tax ID #) – social security number or employer identification number – may be required in some states.

1e,f,g      “Additional information re organization Debtor” is always required. Type of organization and jurisdiction of organization as well as Debtor’s exact legal name can be determined from Debtor’s current filed charter document.  Organizational ID #, if any, is assigned by the agency where the charter document was filed; this is different from tax ID #; this should be entered preceded by the 2-character U.S. Postal Identification of state of organization if one of the United States (e.g., CA12345, for a California corporation whose organizational ID # is 12345); if agency does not assign organizational ID #, check box In item 1g indicating “none.”

2.             If an additional Debtor is included, complete Item 2, determined and formatted per Instruction 1. To include further additional Debtors, or one or more additional Secured Parties, attach either Addendum (Form UCC1Ad) or other additional page(s), using correct name format. Follow Instruction 1 for determining and formatting additional names.

3.             Enter information for Lender or Total Assignee, determined and formatted per Instruction 1. If there is more than one Lender, see Instruction 2. If there has been a total assignment of Lender’s interest prior to filing this form, you may either (1) enter Assignor S/P’s name and address in item 3 and file an Amendment (Form UCC3) [see Item 5 of that form]; or (2) enter Total Assignee’s name and address in item 3 and, if you wish, also attaching Addendum (Form UCC1Ad) giving Assignor S/P’s name and address in item 12.

4.             Use item 4 to indicate the collateral covered by this Financing Statement.  If space in item 4 Is Insufficient, put the entire collateral description or continuation of the collateral description on either Addendum (Form UCC1Ad) or other attached additional page(s).

5.             If filer desires (at filer’s option) to use titles of lessee and lessor, or consignee and consignor, or seller and buyer (in the case of accounts or chattel paper), or bailee and bailor instead of Debtor and Lender, check the appropriate box in item 5. If this is an agricultural lien (as defined in applicable Commercial Code) filing or is otherwise not a UCC security interest filing (e.g., a tax lien, judgment lien, etc.), check the appropriate box in item 5, complete items 1-7 as applicable and attach any other items required under other law.

6.             If this Financing Statement is filed as a fixture filing or if the collateral consists of timber to be cut or as–extracted collateral, complete items 1-5, check the box in item 6, and complete the required information (items 13,14 and/or 15) on Addendum (Form UCCIAd).

7.             This item is optional. Check appropriate box in item 7 to request Search Report(s) on all or some of Debtors named in this Financing Statement The Report will list all Financing Statements on file against the designated Debtor on the date of the Report, including this Financing Statement.  There is an additional fee for each Report. If you have checked a box in Item 7, file Search Report Copy together with Filing Officer Copy (and Acknowledgment Copy). Note: Not all states do searches and not all states will honor a search request made via this form; some states require a separate request form.

8.             This Item is optional and is for filees use only. For filer’s convenience of reference, filer may enter in Item 8 any identifying information (e.g., Lender’s loan number, law firm file number. Debtor’s name or other identification, state in which form is being filed, etc.) that filer may find useful.

Note: If Debtor is a trust or a trustee acting with respect to property hold in trust, enter Debtor’s name in Item 1 and attach Addendum (Form UCCIAd) and check appropriate box in item 17. If Debtor is a decedents estate, enter name of deceased individual in item 1b and attach Addendum (Form UCC1Ad) and check appropriate box in item 17. If Debtor is a transmitting utility or this Financing Statement is filed in connection with a Manufactured-Home Transaction or a Public-Finance Transaction as defined in applicable Commercial Code, attach Addendum (Form UCC1Ad) and check appropriate box in item 18.

UCC FINANCING STATEMENT ADDENDUM

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

9. NAME OF FIRST DEBTOR (1a or 1b) ON RELATED FINANCING STATEMENT

9a. ORGANIZATION’S NAME

OR	9b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME, SUFFIX

10. MISCELLANEOUS:

THIS ABOVE SPACE IS FOR FILING OFFICE USE ONLY

11. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - Insert only one debtor name (11a or 11b) – do not abbreviate or combine names

11a. ORGANIZATION’S NAME

OR	11b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX

11c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY

11d. TAX ID #: SSN OR EIN

ADD’NL INFO REORGANIZATION DEBTOR

11e. TYPE OF ORGANIZATION

11f. JURISDICTION OF ORGANIZATION

11g. ORGANIZATIONAL ID #, if any

☐ NONE

12. ☐ ADDITIONAL LENDER’S or ☐ ASSIGNOR S/P’S NAME - insert only one name (12a or 12b)

12a. ORGANIZATION’S NAME

OR	12b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX

12c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY

13. This FINANCING STATEMENT covers ☐ timber to be cut or ☐ as–extracted collateral, or is filed as a ☐ fixture filing.	16. Additional collateral description:

14. Description of real estate:

15. Name and address of RECORD OWNER of above-described real estate (if Debtor does not have a record interest):

17. Check only if applicable and check only one box. Debtor is a ☐ Trust or ☐ Trustee acting with respect to property held in trust or ☐ Decedent’s Estate

18. Check only if applicable and check only one box.

☒  Debtor is a TRANSMITTING UTILITY

☐  Filed in connection with a Manufactured–Home Transaction — effective 30 years

☐  Filed in connection with a Public–Finance Transaction — effective 30 years

FILING OFFICE COPY - NATIONAL UCC FINANCING STATEMENT ADDENDUM (FORM UCC1Ad) (REV. 07/29/98)

Instructions for National UCC Financing Statement Addendum (Form UCCIAd)

9.             Insert name of first Debtor shown on Financing Statement to which this Addendum is related, exactly as shown in item 1 of Financing Statement.

10.           Miscellaneous:  Under certain circumstances, additional information not provided on Financing Statement may be required. Also, some states have non-uniform requirements. Use this space to provide such additional information or to comply with such requirements; otherwise, leave blank.

11.           If this Addendum adds an additional Debtor, complete item 11 in accordance with Instruction 1 on Financing Statement. To add more than one additional Debtor, either use an additional Addendum form for each additional Debtor or replicate for each additional Debtor the formatting of Financing Statement Item 1 on an 8-1/2x11 Inch sheet (showing at the top of the sheet the name of the first Debtor shown on the Financing Statement), and in either case give complete Information for each additional Debtor in accordance with Instruction 1 on Financing Statement. All additional Debtor Information, especially the name, must be presented in proper format exactly identical to the format of item I of Financing Statement.

12.           If this Addendum adds an additional Lender, complete item 12 in accordance with Instruction 3 on Financing Statement. In the case of a total assignment of Lender’s interest before the filing of this Financing Statement, if filer has given the name and address of the Total Assignee in item 3 of the Financing Statement, filer may give the Assignor S/P’s name and address in Item 12.

13-15.      If collateral is timber to be cut or as-extracted collateral, or if this Financing Statement is filed as a fixture filing, check appropriate box in item 13; provide description of real estate in item 14; and, if Debtor is not a record owner of the described real estate, also provide, in item 15, the name and address of a record owner. Also provide collateral description in item 4 of Financing Statement. Also check box 6 on Financing Statement. Description of real estate must be sufficient under the applicable law of the jurisdiction where the real estate is located.

16.           Use this space to provide continued description of collateral, if you cannot complete description in item 4 of Financing Statement.

17.           If Debtor is a trust or a trustee acting with respect to property held in trust or is a decedent’s estate, check the appropriate box.

18.           If Debtor is a transmitting utility or if the Financing Statement relates to a Manufactured–Home Transaction or a Public-Finance Transaction as defined in the applicable Commercial Code, check the appropriate box.

UBS FINANCIAL SERVICES INC.

ACCOUNT CONTROL AGREEMENT

FULL ACCOUNT TITLE	BRANCH	ACCOUNT NUMBER	BROKER

NEW CORP RESOURCES ELECTRIC CO-OPERATIVE INC.	WQ	14862	01
at
UBS Financial Services Inc.

ACCOUNT TRADING PERMITTED? (See Section 3 below)		YES ☐	NO ☒
ACCOUNT WITHDRAWALS PERMITTED? (See Section 4 below)		YES ☐	NO ☒
INVESTMENT ADVISER	NONE
(If any See Section 3 below)		(Name)

(Address for Notices)

This Agreement is between UBS Financial Services Inc. (“UBSFS”), the party or parties signing this Agreement as Client where indicated below (together and individually, “Client”), any party signing this Agreement as Investment Adviser where indicated below, and the party signing this Agreement as Creditor where indicated below (“Creditor”).

WHEREAS, UBSFS has established the above-referenced account (“Account ”) as a “securities account,” within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (“UCC”);

WHEREAS, pursuant to a separate security agreement between Client and Creditor, Client has granted Creditor a security interest in (a) the Account, (b) all credit balances therein, (c) all the security entitlements held therein, and (d) all other financial assets held therein (collectively, the “Collateral”); and

WHEREAS, Creditor, Client and UBSFS are entering into this Agreement to provide for the control of the Account and the other Collateral, and to perfect Creditor’s security interest in the Collateral;

NOW THEREFORE, the parties hereby agree as follows:

Section 1.          The Account.

(a)    UBSFS hereby represents and warrants to Creditor and Client that (i) the Account has been established in the name and with the account number recited above, and (ii) except for the claims and interests of Creditor and Client in the Account, and except for any claim in favor of UBSFS permitted under Section 2, UBSFS does not know of any claim to or interest in the Account.

(b)    If the Account is a new UBSFS account, Client hereby agrees to transfer the assets listed on Exhibit A into the Account.  All property now or hereafter credited by UBSFS to the Account will be treated as financial assets under Article 8 of the UCC.  However, Client and Creditor acknowledge that shares of RMA or UBSFS money market funds, shares of UBSFS mutual funds and, to the extent so indicated on the periodic account statements sent to Client, certain other assets, are held directly by Client and are shown on the account statements relating to the Account only for informational purposes.  Such assets are not credited to or carried in the Account, can be transferred without UBSFS’s consent, and are not covered by this Agreement.  UBSFS is not responsible for assuring that informational items are not shown on the periodic statements for the Account or are not acquired with assets that are credited to the Account.

Section 2.          Priority of Lien.  UBSFS hereby acknowledges the security interest granted to Creditor by Client.  UBSFS hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to Client with respect to the assets carried in the Account.  UBSFS hereby subordinates all liens, encumbrances, claims and rights of setoff it may have against the Collateral, except for liens, encumbrances, claims and rights of setoff for the payment of UBSFS customary fees and commissions pursuant to its agreement with Customer or for the payment for financial assets purchased for the Account.  UBSFS will not agree with any third party that UBSFS will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Creditor and Client.

Section 3.          Control; Trading in the Account; Investment Advisers.

(a)    UBSFS will comply with entitlement orders originated by Creditor concerning the Account without further consent by Client.  Unless “ACCOUNT TRADING PERMITTED?” at the top of this Agreement is marked “NO,” and except as otherwise provided in Section 4, UBSFS also will comply with entitlement orders concerning the Account originated by Client or Client’s authorized representatives, including any investment adviser, which may be an affiliate of UBSFS, that Client has authorized to exercise investment discretion with respect to the Account (“Investment Adviser”), until such time as Creditor delivers a written notice to UBSFS that Creditor is thereby exercising exclusive control over the Account (a “Notice of Exclusive Control”).  After UBSFS receives a Notice of Exclusive Control and has had reasonable opportunity to comply with it, UBSFS will cease complying with entitlement orders or other directions concerning the Account that are originated by Client or its

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representatives ) until such time as UBSFS receives a written notice from Creditor rescinding the Notice of Exclusive Control.

(b)    Creditor agrees that, if an Investment Adviser is identified at the top of this Agreement, no Notice of Exclusive Control shall be effective as between UBSFS and Creditor unless and until Creditor has provided a copy of any Notice of Exclusive Control to such Investment Adviser.  Notwithstanding the foregoing, however, Client agrees that UBSFS shall have no obligation to comply with entitlement orders or other directions originated by Client or its representatives (including such Investment Adviser) following UBSFS’s receipt of a Notice of Exclusive Control, irrespective of whether a copy of such Notice of Exclusive Control has been provided to Investment Adviser in accordance with this paragraph.

(c)    By signing this Agreement where indicated below, Investment Adviser agrees to all of the terms and conditions hereof and covenants and agrees that it will not originate any directions or entitlement orders, or otherwise enter into trades for the Account if either:  (i) “ACCOUNT TRADING PERMITTED?” at the top of this Agreement has been marked “NO;” or (ii) Investment Adviser has received a copy of a Notice of Exclusive Control that has not been rescinded in accordance with paragraph (a) of this Section 3.

Section 4.          Withdrawals from the Account.  Unless “ACCOUNT WITHDRAWALS PERMITTED?” at the top of this Agreement is marked “YES,” then notwithstanding the provisions of Section 3, UBSFS will neither accept nor comply with any entitlement order from Client or its authorized representatives withdrawing or making a free delivery of any financial assets from the Account nor deliver any such financial assets to Client nor pay any free credit balance or other amount owing from UBSFS to Client with respect to the Account without the specific prior written consent of Creditor except that interest payments made on the financial assets held in the Account may be withdrawn by the Client until such time as Creditor delivers a Notice of Exclusive Control.  After UBSFS receives a Notice of Exclusive Control and has had reasonable opportunity to comply with it and until such time as UBSFS receives a written notice from Creditor rescinding the Notice of Exclusive Control, UBSFS: (a) will cease complying with entitlement orders or other directions concerning the withdrawal of interest earned on the financial assets held in the Account that are originated by Client or its representatives; (b) will not otherwise transfer such interest to the Client; and (c) will credit the Account for the amount of such interest or otherwise comply with the entitlement orders originated by the Creditor with respect thereto.

Section 5.          Statements, Confirmations and Notices of Adverse Claims.  UBSFS will send copies of all periodic account statements and confirmations concerning the Account to Creditor at the address set forth below.

Section 6.          Limited Responsibility of UBSFS.  Except to the extent that it permits trading or a withdrawal or payment in violation of Sections 3 or 4 or advances margin or other credit to Client in

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violation of Section 2. UBSFS shall have no responsibility or liability to Creditor for making trades of financial assets held in the Account at the direction of Client or Client’s authorized representatives, including any Investment Adviser, or for complying with entitlement orders concerning the Account from Client, or Client’s authorized representatives, including any Investment Adviser.  UBSFS shall have no responsibility or liability to Client for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by Creditor.  UBSFS shall have no responsibility or liability to Creditor with respect to increases or decreases in the value of the Account or increases or decreases in the market value of any asset held therein.  UBSFS shall have no duty to investigate or make any determination as to whether Creditor is entitled or has been authorized to give any Notice of Exclusive Control, as to whether Creditor has provided a copy thereof to any Investment Adviser, or as to whether a default exists under any agreement between Client and Creditor, and UBSFS shall comply with a Notice of Exclusive Control even if it believes that no such default exists.  This Agreement does not create any obligation or duty of UBSFS other than those expressly set forth herein.

Section 7.          Indemnification of UBSFS.  Client and any Investment Adviser party hereto hereby agree to indemnify and hold harmless UBSFS, its affiliates and their respective directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorneys’ fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by UBSFS’s breach of its obligations hereunder.  Creditor shall indemnify UBSFS for any damages of UBSFS caused by the actions or inactions of Creditor related to or arising out of or in connection with this Agreement.

Section 8.          Client Account Agreement.  Client, Creditor and any Investment Adviser party hereto acknowledge and agree that this Agreement supplements the UBSFS account agreement(s) applicable to the Account and, if applicable, any related account management agreements between Client and either UBSFS or its affiliates, and except as otherwise expressly provided herein, does not supersede or abridge any rights or obligations of any of the parties to such agreements.  In the event of a conflict between the express terms of this Agreement and any other agreement between UBSFS and the Client, the terms of this Agreement will prevail.  Regardless of any provision in any such agreement relating to the law governing the Account, the parties hereto agree that the establishment and maintenance of the Account, and all interests, duties and obligations with respect thereto, shall be governed by the law of the State of New York.

Section 9.          Termination.  Unless earlier terminated by UBSFS pursuant to this section, the obligations of UBSFS under Sections 2, 3, 4 and 5 shall continue in effect until Creditor has notified UBSFS in writing that this Agreement is to be terminated or that Creditor’s security interest in the Account has terminated.  Upon receipt of such notice, the obligations of UBSFS under Sections 2, 3, 4 and 5 with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Creditor shall have no further right to originate entitlement orders concerning the Account and any previous Notice of Exclusive Control delivered by Creditor shall be deemed to be of no further

4

force and effect.  UBSFS reserves the right, unilaterally, to terminate this Agreement, such termination to be effective (30) days after written notice thereof is given to Client and Creditor.

Section 10.        Entire Agreement; Amendments.  This Agreement, any schedules or exhibits hereto and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof.  No amendment, modification or (except as otherwise specified in Section 9) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 12), shall be binding on any party hereto unless it is in writing and is signed by each of UBSFS, Creditor and Client, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void.  No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

Section 11.        Severability.  If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 12.        Successors.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or assigns.

Section 13.        Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to that party: in the case of Creditor, at the address set forth below; in the case of Client, at the address reflected in UBSFS’s records with respect to the Account or, if such notice is given by Creditor, at the address specified to Creditor by Client; in the case of any Investment Adviser party hereto, at the address set forth for such Investment Adviser above; and in the case of UBSFS, at 1200 Harbor Boulevard,10th Floor, Weehawken, New Jersey 07086, Attn: Manager/SLG Group.  Any party may change its address for notices in the manner set forth above.

Section 14.        Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 15.        Choice of Law; Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the law of the State of New York.

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(b)        ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY JUDGMENT ENTERED BY ANY COURT WITH RESPECT TO THIS AGREEMENT OR SUCH TRANSACTIONS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)        EACH OF THE PARTIES (FOR ITSELF, ANYONE CLAIMING THROUGH IT OR IN ITS NAME) HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

[REMAINDER OF PAGE LEFT BLANK]

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TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)  EACH OF THE PARTIES (FOR ITSELF, ANYONE CLAIMING THROUGH IT OR IN ITS NAME) HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have signed this Agreement, or caused it to be signed on their behalf by their duly authorized representatives, as of the date indicated below.

DATE:	9/10/03

CLIENT:		CREDITOR:

New Corp Resources Electric, Cooperative, Inc.		Beal Bank, S.S.B.

By:	/s/ David W. Pruitt	By:	/s/ William T. Saurenmann

Title:	CEO / President	Title:	S.V.P.

By:	/s/ Lee D. Atkins

Title:	SVP / CFO	CREDITOR’S ADDRESS FOR NOTICES:

UBS Financial Services Inc.		6000 Legacy Drive

By:	/s/ Diane Binford	Plano, TX 75024

Title:	SALES MANAGER	Attn: Bill Saurenmann

INVESTMENT ADVISER (if applicable)

By:

Title:

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Exhibit A to
Account Control Agreement

Pledged Assets

Client agrees to transfer the assets described below to the Account described in the Account Control Agreement to which this Exhibit A is attached.

QUANTITY	DESCRIPTION
$14,168,715.04	CASH